                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) October 2, 2000

                       Citadel Communications Corporation
      ---------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
      ---------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

            000-24515                                 86-0748219
------------------------------------             --------------------
     (Commission File Number)             (IRS Employer Identification No.)

     City Center West, Suite 400
    7201 West Lake Mead Boulevard
          Las Vegas, Nevada                             89128
----------------------------------------         --------------------
(Address of Principal Executive Offices)             (Zip Code)

                                 (702) 804-5200
      ---------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

    This report includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based largely on current expectations and projections about future events and financial trends affecting Citadel Communications Corporation's business. The words "expects" and "intends" and similar words are intended to identify forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements in this report are subject to risks, uncertainties and assumptions including, among other things:

o        the realization of Citadel Communications' business strategy,

o general economic and business conditions, both nationally and in Citadel Communications' radio markets,

o Citadel Communications' expectations and estimates concerning future financial performance, financing plans and the impact of competition,

o        anticipated trends in Citadel Communications' industry, and

o the impact of current or pending legislation and regulation and antitrust considerations.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report might not transpire. Citadel Communications undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On October 2, 2000, Citadel Communications Corporation's subsidiary, Citadel Broadcasting Company, completed its acquisition from Dick Broadcasting Company, Inc. of Tennessee and related entities of (i) three FM radio stations and one AM radio station serving Knoxville, Tennessee, two FM radio stations serving Nashville, Tennessee, and three FM and two AM radio stations serving Birmingham, Alabama, and (ii) related real estate used in connection with the operation of the stations. The aggregate purchase price was approximately $288.6 million in cash. The asset purchase agreement governing the acquisition provides for future purchase price adjustments in favor of Citadel Broadcasting if the stations do not meet certain financial criteria. The purchase price was paid with amounts borrowed under Citadel Broadcasting's credit facility with Credit Suisse First Boston, as Lead Arranger, Administrative Agent and Collateral Agent; FINOVA Capital Corporation, as Syndication Agent; First Union National Bank and Fleet National Bank, as Documentation Agents; and the lenders identified in Exhibit 4.1 to this report. A description of the credit facility is included in Item 5 of this report.

    Citadel Communications began operating the acquired radio stations through Citadel Broadcasting on October 1, 2000, and intends to continue operating the stations.

    Certain financial information of certain of the selling entities and pro forma financial information of Citadel Communications Corporation and Subsidiary is included in Item 7 of this report.


ITEM 5.  OTHER EVENTS

Amended and Restated Credit Facility

         On October 2, 2000, Citadel Communications and Citadel Broadcasting entered into a credit facility (the "Credit Facility") provided pursuant to a Second Amended and Restated Credit Agreement of the same date, by and among Citadel Broadcasting and Citadel Communications, Credit Suisse First Boston, as Lead Arranger, Administrative Agent and Collateral Agent, and the lenders named therein (the "Credit Agreement").

         The Credit Agreement provides for the making to Citadel Broadcasting, by the lenders of (a) term loans (the "Tranche A Term Loans") at any time prior to December 15, 2000 in an aggregate principal amount not in excess of $325.0 million, (b) a term loan (the "Tranche B Term Loan" and together with the Tranche A Term Loans, the "Term Loan Facility") in the principal amount of $200.0 million, and (c) revolving loans at any time and from time to time prior to March 31, 2006, in an aggregate principal amount at any one time outstanding not in excess of $225.0 million (the "Revolving Credit Facility"). Of the $225.0 million which is available in the form of revolving loans under the Revolving Credit Facility, up to $50.0 million of the Revolving Credit Facility may be made available in the form of letters of credit. In addition, Citadel Broadcasting may request up to $150.0 million in additional loans, which loans may be made at the sole discretion of the lenders. Of such additional $150.0 million amount, at the request of Citadel Broadcasting, up to $100.0 million may be in the form of an increase in the $225.0 million revolving credit commitment. The lenders are under no obligation whatsoever to make such additional $150.0 million available, whether in the form of term loans, revolving loans or otherwise. As of October 2, 2000, $249.0 million had been borrowed as Tranche A Term Loans, $200.0 million had been borrowed as a Tranche B Term Loan and $220.0 million had been borrowed under the Revolving Credit Facility. No letters of credit were issued and outstanding.

         Term Loans. Additional draws may be made under the Tranche A Term Loans to finance permitted acquisitions and to pay related fees and expenses. The maturity date for the Tranche A Term Loans is December 31, 2006 (subject to extension to December 31, 2007). The amount of any Tranche A Term Loans outstanding on December 17, 2002 must be repaid in varying quarterly installments ranging from 3.75% of the amount on March 31, 2003 to 6.25% of the amount on December 31, 2007 (if maturity is extended to such date).

         The maturity date of the Tranche B Term Loan is March 31, 2007 (subject to extension to June 30, 2008). The Tranche B Term Loan must be repaid in quarterly installments ranging from .25% of the amount from March 31, 2003 to March 31, 2008 and 94.75% of the amount on June 30, 2008 (if maturity is extended to such date).

         In addition, mandatory prepayments must be made under the Term Loan Facility upon the happening of certain events. All required prepayments shall be applied as follows:

         o first, pro rata between the then outstanding Tranche A Term Loans and the Tranche B Term Loan against the remaining scheduled installments of principal due in respect of such terms loans until all such principal is paid in full, and

         o thereafter, to permanently reduce the revolving credit commitment and, if necessary, prepay revolving loans and/or cash collateralize letters of credit to the extent that letter of credit exposure would exceed the total revolving credit commitment after giving effect to any such reduction.

However, for so long as the Tranche B Term Loan is outstanding, lenders with any portion of such outstanding loan may decline to accept any mandatory prepayment of such loan and cause all or a portion of the prepayment to instead be allocated to the then-outstanding Tranche A Term Loans to be applied pro rata against the remaining scheduled installments of principal due in respect thereof.

         Revolving Loans. Additional draws may be made under the Revolving Credit Facility, subject to the satisfaction of certain conditions, for general corporate purposes, including for working capital, capital expenditures, and to finance permitted acquisitions. The Revolving Credit Facility must be paid in full on or before December 31, 2006 (subject to extension to December 31, 2007). In addition, the mandatory prepayments must be made under the Revolving Credit Facility upon the happening of certain events. All required prepayments shall be applied as discussed above.

         Voluntary Prepayments. Voluntary prepayments of the Credit Facility are permitted without premium or penalty, subject to minimum notice requirements and minimum prepayment requirements and the payment of any applicable LIBOR breakage fees. At Citadel Broadcasting's option, any portion of the revolving loans which has been prepaid or repaid may be reborrowed, and the maximum amount of the revolving credit commitment may be permanently reduced.

         Letter of Credit Facility. The letter of credit facility, which is a subfacility of the Revolving Credit Facility, provides for the issuance of letters of credit to be used by Citadel Broadcasting as security for the obligations of Citadel Broadcasting under agreements entered into in connection with certain radio station acquisitions and for any other purposes related to the business of Citadel Broadcasting. The letter of credit facility requires the payment by Citadel Broadcasting of a fronting fee of 1/8 of 1% on the face amount of each outstanding letter of credit. Such fronting fee is payable quarterly in arrears to the bank issuing the letter of credit. Citadel Broadcasting is also required to pay to each revolving credit lender (through the Administrative Agent), on the last day of each quarter, a letter of credit participation fee equal to such lender's pro rata portion of the outstanding letters of credit multiplied by the then applicable margin for

Adjusted LIBO Rate (as defined below) advances under the Revolving Credit Facility. Standard issuance and drawing fees are also payable to the bank or banks issuing the letters of credit.

         Interest Rates. The Credit Facility bears interest at a rate equal to the applicable margin plus either (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Credit Suisse First Boston in New York, New York, as its prime rate of interest (the "Prime Rate") and which may be changed automatically without notice, as the Prime Rate changes, or (ii) the federal funds effective rate as in effect from time to time plus 1/2 of 1%, and which may be changed automatically without notice, as the federal funds effective rate changes (with the greater of (i) or (ii) being referred to herein as the "Alternate Base Rate"), or (b) at the written election of Citadel Broadcasting, at a rate determined by the Administrative Agent to be the Adjusted LIBO Rate for the respective interest period. The LIBO Rate is determined by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or an appropriate successor) for a period equal to the interest period selected by Citadel Broadcasting. The Adjusted LIBO Rate is the product of (i) the LIBO Rate and (ii) a fraction, the numerator of which is 1.00 and the denominator of which is 1.00 minus the aggregate of the maximum reserve percentages established by the Federal Reserve Board or other banking authority to which the Administrative Agent or any lender is subject, in effect from time to time. The applicable margin for the Tranche B Term Loan is 2.00% or 3.00%, respectively, for Alternative Base Rate and Adjusted LIBO Rate. The applicable margins for the Tranche A Term Loans and the revolving loans are expected to range between 0.00% and 1.75% for the Alternate Base Rate and 0.75% to 2.75% for the Adjusted LIBO Rate, depending on the consolidated leverage ratio from time to time. Except as otherwise provided with respect to voluntary and mandatory prepayments, interest on loans bearing interest at the Alternate Base Rate plus the applicable margin, will be payable quarterly in arrears on the last business day of each calendar quarter, and interest on loans bearing interest at the Adjusted LIBO Rate plus the applicable margin, will be payable on the last day of the interest period applicable to such loan (unless the interest period is greater than 3 months, in which event interest shall be payable at the end of each successive 3 month period during which such interest period is in effect). The interest rate after a payment default shall, in the case of a default in the payment of principal, be 2% in excess of the otherwise applicable interest rate, and, in the case of any other payment default, be 2% in excess of the Alternate Base Rate plus the applicable margin at such time.

         Certain Other Fees. Citadel Broadcasting is required to pay to each lender (through the Administrative Agent), on the last business day of each calendar quarter, a commitment fee equal to the applicable percentage per annum on the daily unused amount of the commitments of such lender during the preceding quarter. The applicable percentage will vary from 0.25% to 0.5% depending on the consolidated leverage ratio.

         Security and Guarantee. Subject to permitted liens, the Credit Facility is secured by:

         (a) a first priority pledge on all of Citadel Broadcasting's capital stock other than Citadel Broadcasting's exchangeable preferred stock,

         (b) a first priority security interest in all the existing and after-acquired property of Citadel Communications and Citadel Broadcasting, including, without limitation, accounts, machinery, equipment, inventory, real estate, general intangibles and investment property, and

         (c) all proceeds of the foregoing.

The Credit Facility is also guaranteed by Citadel Communications.

         Hedging Obligations. The Credit Facility also requires that no less than 50% of Citadel Broadcasting's long-term indebtedness be subject to fixed interest rates. If Citadel Broadcasting's total variable debt under the Credit Facility exceeds this 50% threshold, Citadel Broadcasting is required to enter into a hedging contract that will convert a portion of the variable rate into a fixed rate. On June 30, 2000 and August 23, 2000, Citadel Broadcasting entered into one-year interest rate swap transactions in notional amounts of $25.0 million and $40.0 million, respectively. The Company will pay a fixed rate of 7.055% and 6.855%, respectively, and will receive a variable rate based on LIBOR. As a result of the borrowings made to complete the acquisition reported in Item 2 of this report, Citadel Broadcasting expects to enter into one or more additional interest rate swap transactions in the aggregate notional amount of approximately $140.0 million.

         Change of Control. The Credit Facility provides that a change in control or ownership will be an event of default under the Credit Facility. A change in control or ownership shall occur if:

         (a) any person or group of persons acting in concert shall own more than 35% of the common stock of Citadel Communications;

         (b) a majority of the seats (other than vacant seats) on the board of directors of Citadel Communications shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Citadel Communications nor (ii) appointed by directors so nominated;

         (c) any change in control (or similar event, however denominated) with respect to Citadel Communications or Citadel Broadcasting shall occur under and as defined in any indenture or agreement in respect of material indebtedness; or

         (d) Citadel Communications shall cease to own, directly or indirectly, 100% of the issuing and outstanding voting equity interests of Citadel Broadcasting.

         Covenants. The Credit Facility contains customary restrictive covenants, which, among other things, and with exceptions, limit the ability of Citadel Broadcasting and Citadel Communications to incur additional indebtedness and liens, enter into transactions with affiliates, make acquisitions other than permitted acquisitions, pay dividends, redeem or repurchase capital stock, enter into certain sale and leaseback transactions, consolidate, merge or effect asset sales, issue additional equity, make capital expenditures, make investments, loans or prepayments or change the nature of their business. Citadel Broadcasting and Citadel Communications are also required to satisfy financial covenants which will require Citadel Communications and Citadel Broadcasting to maintain specified financial ratios and to comply with financial tests, including ratios with respect to maximum leverage, minimum interest coverage and minimum fixed charge coverage.

         Permitted Acquisitions. A permitted acquisition under the Credit Facility is an acquisition of (a) a radio station or radio stations (each a "Station"), (b) any business which is ancillary to the ownership or operation of a Station, or (c) any business that is an internet service provider or ancillary to the business of an internet service provider (provided that the aggregate consideration for the acquisition of internet service providers does not exceed $10.0 million). In addition, a permitted acquisition is subject to pro forma compliance with the leverage, interest coverage and fixed charge coverage ratios set forth below. All acquired assets will be subject to a security interest in favor of the Administrative Agent for the benefit of the lenders.

         Maximum Leverage Test. The maximum leverage test requires that Citadel Broadcasting and Citadel Communications not permit the ratio of (a) their total debt as of the last day of the most recently ended quarter to (b) their consolidated EBITDA, as adjusted for permitted acquisitions and dispositions, for the rolling four-fiscal-quarter period ending as of the last day of such quarter, to be greater than the applicable ratio on that date. The applicable ratios range from 7.25x through September 30, 2001 to 4.0x after March 31, 2004.

         Minimum Interest Coverage Test. The minimum interest coverage test requires that Citadel Broadcasting and Citadel Communications not permit the ratio of (a) their consolidated EBITDA for any rolling four-fiscal-quarter period to (b) their consolidated interest expense for such period, to be less than the applicable ratio on that date. The applicable ratios range from 1.5x through June 30, 2002 to 2.5x after December 31, 2003.

         Minimum Fixed Charges Coverage Test. The minimum fixed charges coverage test requires that Citadel Broadcasting and Citadel Communications not permit the ratio of (a) their consolidated EBITDA for any rolling four-fiscal-quarter period to (b) their fixed charges for such period to be less than 1.25 to 1.00.

         Events of Default. The Credit Facility contains customary events of default. Upon the occurrence of an event of default, with certain limitations, Citadel Broadcasting's and Citadel Communications' obligations under the Credit Facility which are at that time outstanding may become accelerated.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements. The following audited combined financial statements of Dick Broadcasting Company, Inc. of Tennessee and Subsidiaries, Dick Broadcasting Company, Inc. of Nashville, and Dick Radio Alabama, Inc. are included in this report:

         Independent Auditors' Report

         Combined Balance Sheet as of December 31, 1999

         Combined Statement of Income for the year ended December 31, 1999

         Combined Statement of Stockholders' Equity for the year ended December 31, 1999

         Combined Statement of Cash Flows for the year ended December 31, 1999

         Notes to Combined Financial Statements

         The following unaudited consolidated financial statements of Dick Broadcasting Company, Inc. of Tennessee and Subsidiaries are included in this report:

         Consolidated Balance Sheets as of June 30, 2000 and 1999

         Consolidated Statements of Income (Loss) for the six months ended June 30, 2000 and 1999

         Consolidated Statements of Stockholders' Equity for the six months ended June 30, 2000 and 1999

         Consolidated Statements of Cash Flows for the six months ended June 30, 2000 and 1999

         Notes to Unaudited Consolidated Financial Statements

(b) Pro Forma Financial Information. The following pro forma financial information of Citadel Communications Corporation and Subsidiary is included herein:

         Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000

         Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2000

         Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999

(c)      Exhibits. The following exhibits are filed as part of this report:

2.1 Asset Purchase Agreement effective as of April 30, 2000 among Dick Broadcasting Company, Inc. of Tennessee, Dick Broadcasting Company, Inc. of Alabama, Dick Broadcasting Company, Inc. of Nashville, Dick Radio Alabama, Inc., DFT Realty, DFT Realty II, LLC, James Allen Dick, Sr., James Allen Dick, Jr., Charles Arthur Dick, Emily Dick McAlister, Jeannette Dick Hundley and Citadel Broadcasting Company (incorporated by reference to Exhibit 2.1 to Citadel Communications Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
         2000).

2.2 First Amendment to Asset Purchase Agreement dated September 30, 2000 among Dick Broadcasting Company, Inc. of Tennessee, Dick Broadcasting Company, Inc. of Alabama, DFT Realty, DFT Realty II, LLC, James Allen Dick, Sr., James Allen Dick, Jr., Charles Arthur Dick, Emily Dick McAlister, Jeannette Dick Hundley and Citadel Broadcasting Company.

4.1 Second Amended and Restated Credit Agreement dated as of October 2, 2000 among Citadel Broadcasting Company, Citadel Communications Corporation, Credit Suisse First Boston, as Lead Arranger, Administrative Agent and Collateral Agent, FINOVA Capital Corporation, as Syndication

         Agent, First Union National Bank and Fleet National Bank, as Documentation Agents, and the lenders named therein.

23.1     Consent of Hines and Company, P.C.

                         DICK BROADCASTING COMPANY, INC.
                          OF TENNESSEE AND SUBSIDIARIES

                         DICK BROADCASTING COMPANY, INC.
                                  OF NASHVILLE

                            DICK RADIO ALABAMA, INC.

                               DECEMBER 31, 1999

                        WITH INDEPENDENT AUDITORS' REPORT

                             HINES AND COMPANY, P.C.
                          Certified Public Accountants
                                 405 Agnes Road
                              Post Office Box 11447
                           Knoxville, Tennessee 37939
                              Phone: (865) 584-3300
                               Fax: (865) 588-5757


Jenny L. Hines, CPA                                        Claudia P. Depew, CPA
Janna S. Hubbs, CPA                                          Karen N. Ellis, CPA
Tracy L. Wright, CPA
--------------------------------------------------------------------------------



                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Dick Broadcasting Company, Inc. of Tennessee
Dick Broadcasting Company, Inc. of Nashville
Dick Radio Alabama, Inc.


         We have audited the accompanying combined balance sheets of Dick Broadcasting Company, Inc. of Tennessee and subsidiaries, Dick Broadcasting Company, Inc. of Nashville, and Dick Radio Alabama, Inc. as of December 31, 1999 and the related combined statements of income, stockholders' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Dick Broadcasting Company, Inc. of Tennessee and subsidiaries, Dick Broadcasting Company, Inc. of Nashville, and Dick Radio Alabama, Inc. at December 31, 1999 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



/s/ Hines and Company, P.C.

March 10, 2000

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                             COMBINED BALANCE SHEET

                               DECEMBER 31, 1999

                                                              1999
                                                          -----------
ASSETS
Current assets:
Cash                                                      $   802,096
Accounts and notes receivable:
    Trade, less allowance for doubtful accounts
      Of $215,585 and $243,712 in 1999                      7,958,692
    Stockholders                                              124,864
    Related party                                             118,867
    Other                                                     127,745
Interest receivable:
    Stockholders                                               23,257
    Related party                                              44,923
Prepaid expenses                                            1,025,408
Deferred income tax                                            46,807
                                                          -----------

                  Total current assets                     10,272,659
                                                          -----------


Cash value of life insurance, net policy loans
  of $63,621 in 1999 and 1998                                 613,344
Note receivable:
    Stockholder                                            20,638,245
    Related party                                           4,342,380
Deferred income tax                                           698,415
Investments                                                   534,310
Other assets                                                   60,972
                                                          -----------

                                                           26,887,666
                                                          -----------

Property and equipment                                     26,812,121
  Less accumulated depreciation and amortization           13,482,603
                                                          -----------

                                                           13,329,518
                                                          -----------

Intangible assets:
  Federal Communications Commission licenses               21,345,818
  Other                                                       374,603
                                                          -----------

                                                           21,720,421
                                                          -----------


    Total assets                                          $72,210,264
                                                          ===========



                See accompanying notes to financial statements.

                                                         1999
                                                      -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt                $ 3,583,671
  Current maturities of capitalized lease
     Obligations                                          287,064
  Notes payable - stockholders                            804,548
  Interest payable:
    Stockholders                                          210,580
    Other                                                 495,924
  Accounts payable                                        604,846
  Accrued expenses                                        992,388
  Income taxes payable                                     28,333
  Deferred income taxes                                     2,697
                                                      -----------


                  Total current liabilities             7,067,296
                                                      -----------




Long-term debt, less current maturities                27,264,335
Capitalized lease obligations, less current
  maturities                                            4,191,846
Notes payable - stockholders                           15,382,200
Deferred income taxes                                   1,449,306
Deferred compensation                                   1,621,042
                                                      -----------

                                                       49,908,729
                                                      -----------



Stockholders' equity:

  Common stock                                          3,001,592
  Additional paid-in capital                              183,102
  Retained earnings                                    12,049,545
                                                      -----------


                  Total stockholders' equity           15,234,239
                                                      -----------



  Total liabilities and stockholders' equity          $72,210,264
                                                      ===========


                See accompanying notes to financial statements.

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                          COMBINED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1999


                                                         1999
                                                      -----------
Revenue:
  Sales                                               $44,377,263
  Other operating revenue                               1,404,956
                                                      -----------

                                                       45,782,219
Direct expenses                                         4,927,131
                                                      -----------

                  Gross profit                         40,855,088
                                                      -----------

Operating expenses:
  Technical expenses                                    1,003,689
  Program and news expense                             13,014,048
  Sales expense                                         9,425,385
  Rental and leasing expenses                             491,041
                                                      -----------

                                                       23,934,163
General and administrative expenses                    12,548,841
                                                      -----------

                                                       36,483,004
                                                      -----------

                  Income from operations                4,372,084
                                                      -----------

Other income (expense):
  Interest income                                       1,600,007
  Interest expense                                     (3,354,015
  Rent income                                             250,420
  Gain(loss)on sale of assets                            (140,617
  Loss from partnership                                  (246,322
  Income (loss) in joint venture                       (1,231,808
  Other income                                             30,981
                                                      -----------

                                                       (3,091,354
                                                      -----------

                  Income before income taxes            1,280,730
Income tax expense                                        448,326
                                                      -----------


                  Net income                          $   832,404
                                                      ===========





                See accompanying notes to financial statements.

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                          YEAR ENDED DECEMBER 31, 1999



                                                             COMMON STOCK
                                                         ----------------------      ADDITIONAL
                                                                       STATED         PAID-IN        RETAINED
                                                         SHARES        VALUE          CAPITAL        EARNINGS         TOTAL
                                                         ------      ----------       --------     -----------     -----------
Balance, December 31, 1998                               18,466       3,001,592        183,102      14,658,242      17,842,936
                                                         ------      ----------       --------     -----------     -----------

Net income, 1999                                                                                       832,404         832,404
                                                         ------      ----------       --------     -----------     -----------

Distribution to shareholders                                                                        (3,441,101)     (3,441,101)
                                                         ------      ----------       --------     -----------     -----------

Balance, December 31, 1999                               18,466      $3,001,592       $183,102     $12,049,545     $15,234,239
                                                         ======      ==========       ========     ===========     ===========



                See accompanying notes to financial statements.

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1999


                                                                                 1999
                                                                              ----------
CASH FLOWS FROM OPERATING ACTIVITIES
    NET INCOME                                                                $  832,404
    Adjustments to reconcile net income to net
      cash provided (used) by operating activities:
           Depreciation and amortization                                       3,606,112
           Net loss from investments                                             249,131
           (Gain)(Loss) on disposal of fixed assets                              141,585
           Deferred income taxes                                                (154,178)
           Deferred compensation                                                  55,744
    Changes in assets and liabilities (Increase) decrease in assets:
           Trade receivables                                                   1,111,168
           Other receivables                                                      (1,196)
           Interest receivable                                                   (47,903)
           Prepaid expenses                                                      128,506
           Other assets                                                           94,787
           Increase (decrease) in liabilities:
           Accounts payable                                                      289,192
           Interest payable                                                      532,800
           Accrued expenses                                                     (113,804)
           Income tax payable                                                    (47,054)
                                                                              ----------

           Net cash provided (used) by operating
             Activities                                                        6,677,294
                                                                              ----------




                See accompanying notes to financial statements.

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1999




                                                                                 1999
                                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in cash value of life insurance                                        (99,494)
  Capital expenditures                                                         (1,404,144)
  Proceeds from sale of assets                                                     62,325
  Contributions to investments                                                         --
  Issuance of stockholder notes receivable                                     (2,492,039)
  Stockholder notes repaid                                                      1,554,792
  Issuance of related party notes receivable                                     (252,441)
  Related party notes repaid                                                      450,704
  Principal repayments of capitalized
    lease obligations                                                            (266,385)
  Distributions from investments                                                       --
                                                                              -----------

         Net cash provided (used) by investing
           activities                                                          (2,446,682)
                                                                              -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments on long-term debt                                       (3,578,446)
  Proceeds from issuance of long term debt                                      3,500,000
  Proceeds from issuance of stockholder
    notes payable                                                               3,519,036
  Repayment of stockholder notes payable                                       (1,106,178)
  Distributions paid to shareholders                                           (3,441,101)
                                                                              -----------

         Net cash provided (used) by financing
           activities                                                          (4,606,689)
                                                                              -----------

Net increase (decrease) in cash                                                  (376,077)
Cash at beginning of year                                                       1,178,173
                                                                              -----------

         Cash at end of year                                                  $   802,096
                                                                              ===========

Supplemental disclosure of cash flow information: Cash payments for:
         Interest                                                             $ 2,838,554
                                                                              ===========

         Income Taxes                                                         $   586,646
                                                                              ===========



                See accompanying notes to financial statements.

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Business Activity

         Dick Broadcasting Company's operations are primarily related to radio broadcasting. The Company has operations in Tennessee, North Carolina and Alabama. Credit is extended to customers in the normal course of business.

         Intangible Assets

         Federal Communications Commission (FCC) licenses are being amortized over a range of fifteen (15) to forty (40) years using the straight-line method. Other intangible assets are amortized over the life of the underlying agreement using the straight-line method.

         Trade-Out Transactions

         The Company enters into agreements in which advertising time is traded for various products or services. Trade-out transactions are valued at the normal advertising rates in effect. The company records both an asset and liability at the time of the transaction. Income and expense are recognized when advertisements are aired or when goods and services are received.

         Income Taxes

         Deferred income taxes have been provided under the liability method. Deferred tax assets and liabilities are determined based upon the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities, as measured by the current enacted tax rates. Deferred tax expense is the result of changes in the deferred tax asset and liability.

         Dick Broadcasting Company, Inc. of Tennessee and subsidiaries (with the exception of Dick Broadcasting Company, Inc. of Alabama), Dick Broadcasting Company, Inc. of Nashville, and Dick Radio Alabama, Inc. have elected to be taxed under the provisions of subchapter "S" of the Internal Revenue Code and comparable state regulations. Under these provisions, the corporations do not pay federal income taxes on their taxable income (nor are they allowed a net operating loss carryback or carryover). Instead, the stockholders report their proportionate share of each companies' taxable income (loss) and tax credits on their personal income tax returns.

         The company has committed to distribute dividends to the shareholders at least sufficient to reimburse them for income taxes incurred as a result of the subchapter "S" election.

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Deferred Compensation Plan

         The Company previously had a deferred compensation plan. Under this plan an annual provision, based on pro rata shares of the net increase in stockholders' investment, was allocated to certain officers of the Company. Beginning January 1, 1998, there were no additional accruals of payment obligations under the old plan. Interest of 7% per annum will be credited on certain deferred balances accumulated prior to January 1, 1998, by the Company. This interest will either be paid out within 90 days of the end of each fiscal year or added to the deferred balance and compounded annually at the option of each officer. In the event of termination of the officer's employment, the deferred balance, together with any interest earned but not previously paid out, is to be paid to the officer, in a lump sum within 90 days. If the termination is not due to death or disability, the Company may elect to pay the deferred obligation in monthly installments of principal and interest over a period not to exceed three years.

         Principles of Combination

         The accompanying combined financial statements present the combination of the consolidated financial statements of Dick Broadcasting Company, Inc. of Tennessee and subsidiaries and the financial statements of its affiliates, Dick Broadcasting Company, Inc. of Nashville and Dick Radio Alabama, Inc., all of which are under common control. Material intercompany transactions and balances have been eliminated in combination.

         Dick Broadcasting Company, Inc. of Tennessee's approximate percentage of ownership in its subsidiaries are as follows:

                                                              1999
                                                              ----
                  DBC of North Carolina, Inc.                 100%
                  DBC of Alabama, Inc.                        100%

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Related Companies

         Arthur Dick Construction Company, a related corporation with a common shareholder, has operations in North Carolina.

         Eagle Syndication, a related limited liability company with common management, has operations in North Carolina.

         Dick Family Realty I and II, related limited liability companies with common directors, have operations in Tennessee, Alabama and North Carolina.

         Property and Equipment

         Property and equipment are stated at cost. Depreciation is computed using the straight-line and declining balance methods. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

         Cash Equivalents

         For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.


         Advertising Costs

         The Company expenses advertising costs as incurred.

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


2.       NOTES RECEIVABLE

                                                                                           1999
                                                                                        ----------
       Stockholders:

       Notes receivable from stockholders consisted of the following at December 31, 1999:



       Unsecured promissory note receivable bearing a variable interest rate equivalent to a local lending institution. Annual repayment terms
       correspond to like amounts required by revolving credit commitment.              $3,095,550


       Unsecured promissory note receivable bearing a variable interest rate equivalent to a local lending institution. Annual repayment terms
       correspond to like amounts required by revolving credit commitment.               3,095,550


       Unsecured promissory note receivable bearing a variable interest rate equivalent to a local lending institution. Annual repayment terms
       correspond to like amounts required by revolving credit commitment.               3,095,550


       Unsecured promissory note receivable bearing a variable interest rate equivalent to a local lending institution. Annual repayment terms
       correspond to like amounts required by revolving credit commitment.               3,095,550

       7% promissory note requiring forty quarterly payments commencing
       3/1/97. All outstanding principal and accrued interest shall be due and
       payable on 1/1/07. Secured by stock pledge agreement.                             1,285,714

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


2.     NOTES RECEIVABLE  (CONTINUED)

                                                                                          1999
                                                                                        ---------
       7% promissory note requiring forty quarterly payments commencing 3/1/97.
       All outstanding principal and accrued interest shall be due and payable
       1/1/07.  Secured by stock pledge agreement.                                        364,981

       7% promissory note requiring forty quarterly payments commencing
       3/1/97. All outstanding principal and accrued interest shall be due and
       payable on 1/1/07. Secured by stock pledge agreement.                            1,342,761

       7% promissory note requiring forty quarterly payments commencing
       3/1/97. All outstanding principal and accrued interest shall be due and
       payable on 1/1/07. Secured by stock pledge agreement.                            1,337,241

       Unsecured variable rate demand note receivable. Interest rate based on
       prime plus .25%. Interest only due annually. Principal is due on demand.           237,643

       Unsecured variable rate demand note receivable. Interest rate based on
       prime plus .25%. Interest only due annually. Principal is due on demand.           351,120

       Unsecured variable rate demand note receivable. Interest rate based on
       prime plus .25%. Interest only due annually. Principal is due on demand.           321,733

       Unsecured variable rate demand note receivable. Interest rate based on
       prime plus .25%. Interest only due annually. Principal is due on demand.           262,960

       Unsecured variable rate demand note Receivable. Interest due quarterly.            108,330

       Unsecured variable rate demand note Receivable. Interest due quarterly.            146,865

       Unsecured variable rate demand note Receivable. Interest due quarterly.            268,613

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


2.     NOTES RECEIVABLE  (CONTINUED)


                                                                                           1999
                                                                                        -----------
       Unsecured variable rate demand note
       receivable. Interest due quarterly.                                                  764,922

       Unsecured variable rate demand note
       receivable.  Interest due quarterly.                                                 292,853

       Unsecured variable rate demand note
       receivable.  Interest due quarterly.                                                 292,853

       Unsecured variable rate demand note
       receivable.  Interest due quarterly.                                                 292,853

       Unsecured variable rate demand note
       receivable.  Interest due quarterly.                                                 292,853

       Variable rate promissory note with interest
       due annually.  Principal is due on March 31,
       2001. Secured by deed of trust.                                                      291,750

       Loans to stockholders                                                                124,864
                                                                                        -----------

                                                                                        $20,763,109
                                                                                        ===========


       Current                                                                          $   124,864
       Long-term                                                                         20,638,245
                                                                                        -----------


                                                                                        $20,763,109
                                                                                        ===========

       Other related parties:


       Notes receivable from other related parties consisted of the following at December 31, 1999:


       Unsecured variable rate demand note receivable. Interest due quarterly.          $   164,991

       Unsecured variable rate demand note requiring forty quarterly payments
       Interest due quarterly.                                                            2,536,409

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


2.     NOTES RECEIVABLE  (CONTINUED)


                                                                                           1999
                                                                                        ----------
       Variable rate promissory note requiring twenty-seven quarterly payments
       commencing 12/1/97. Secured by aircraft.                                            623,701

       Unsecured variable rate demand note receivable. Interest rate based on
       prime plus .25%. Interest due quarterly. Principal is due on demand.              1,017,279

       Loans to related parties. Interest rate based on prime rate.                        118,867
                                                                                        ----------

                                                                                        $4,461,247
                                                                                        ==========


       Current                                                                          $  118,867
       Long-term                                                                         4,342,380
                                                                                        ----------


                                                                                        $4,461,247
                                                                                        ==========

3.     INVESTMENTS

       Investments held by the Company as of December 31, 1999 consist of a 50% interest in one partnership and a joint venture The Company's investments are accounted for on the equity method

                                                                                          1999
                                                                                        --------
         DBC of North Carolina/Ellison Company                                           238,433
         DBC of Nashville/Capitol Sports                                                 295,877
                                                                                        --------

                                                                                        $534,310
                                                                                        ========

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


3.       INVESTMENTS (CONTINUED)


         A summary of the changes in the recorded amount of each investment for the year ended December 31, 1999 follows:

         DBC OF NORTH CAROLINA/ELLISON COMPANY
         -------------------------------------
         Contributions                                $ 484,755
         Pro rata share of net loss                    (246,322)
                                                      ---------
         Carrying value of investment                 $ 238,433
                                                      =========
         Assets                                       $ 489,861
                                                      =========
         Liabilities                                  $  12,994
         Partners' capital                              476,867
                                                      ---------
                                                      $ 489,861
                                                      =========

         Net loss                                     $(492,644)
                                                      =========

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


3.       INVESTMENTS (CONTINUED)

         DBC OF NASHVILLE/CAPITOL SPORTS                                  1999
         -------------------------------                               -----------
         Contributions                                                 $ 1,527,685
         Pro rata share of net income (loss)                            (1,231,808)
                                                                       -----------
         Carrying value of investment                                  $   295,877
                                                                       ===========
         Assets                                                        $ 1,584,407
                                                                       ===========
         Liabilities                                                   $   992,654
         Partners' capital                                                 591,753
                                                                       -----------
                                                                       $ 1,584,407
                                                                       ===========

         Net income (loss)                                             $(1,231,808)
                                                                       ===========

4.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:


                                           DECEMBER 31,          ESTIMATED
                                              1999              USEFUL LIVES
                                           -----------         --------------
           Land                            $ 2,580,872
           Buildings                         4,654,094         5 - 31.5 years
           Equipment and fixtures           13,496,622         3 - 15   years
           Transportation equipment            533,315         4 - 10   years
           Capital lease - buildings         5,547,218             15   years
                                           -----------
                                           $26,812,121
                                           ===========


         Depreciation expense amounted to $1,610,348 and $1,940,864 in 1999. Amortization expense for the capital leases amounted to $369,815 in 1999.

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


5.       DEBT

         Long-term Debt:


                                                                                         1999
                                                                                      -----------
         Revolving credit commitment with local lending institution with predetermined maximum annual outstanding balances. The loan bears a variable interest rate of Libor plus 1.0%. Commitment is required to be paid in annual installments through 1/1/2004. The loan is secured by
         the Company's closely held stock and all company assets.                     $30,000,000

         Installment note requiring a quarterly payment of $34,377 beginning
         March 1, 1998. The note bears a 6.5% interest rate. The loan is secured
         by a letter of credit.                                                           848,006
                                                                                      -----------


                                                                                       30,848,006

         Less current portion                                                           3,583,671
                                                                                      -----------

                                                                                      $27,264,335
                                                                                      ===========


         Maturities of long-term debt in each of the next five years are as follows:

                                2000                       $ 3,583,671
                                2001                         3,589,243
                                2002                         3,595,187
                                2003                        19,601,527
                                2004                           108,288
                                Thereafter                     370,090
                                                           ------------

                                                           $30,848,006
                                                           ===========

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


5.       DEBT  (CONTINUED)

         Notes payable - stockholders:

                                                                                            1999
                                                                                         -----------
         Promissory note payable bearing a variable interest rate equivalent to
         a local lending institution.                                                    $ 3,095,550

         Promissory note payable bearing a variable interest rate equivalent to
         a local lending institution.                                                      3,095,550

         Promissory note payable bearing a variable interest rate equivalent to
         a local lending institution.                                                      3,095,550

         Promissory note payable bearing a variable interest rate equivalent to
         a local lending institution.                                                      3,095,550

         Promissory note payable bearing a variable interest rate equivalent to
         a local lending institution.                                                        750,000

         Promissory note payable bearing a variable interest rate equivalent to
         a local lending institution.                                                        750,000

         Promissory note payable bearing a variable interest rate equivalent to
         a local lending institution.                                                        750,000

         Promissory note payable bearing a variable interest rate equivalent to
         a local lending institution.                                                        750,000

         Promissory notes payable bearing a variable interest rate equivalent to
         a local lending institution.                                                        804,548
                                                                                         -----------

                                                                                          16,186,748

         Less current portion                                                                804,548
                                                                                         -----------

                                                                                         $15,382,200
                                                                                         ===========

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


6.       CAPITAL LEASE OBLIGATIONS

         Long term leases for operations have been contracted with related parties. Those leases have been capitalized as follows:

                                                                                  DECEMBER 31
                                                                                     1999
                                                                                  -----------
      Capitalized lease obligation at 7.5%
      interest beginning September 1, 1995
      through August 31, 2010.  The obligation
      requires monthly payments of $24,167.                                       $ 3,093,376

      Capitalized lease obligation at 7.5%
      interest beginning June 28, 1995
      through June 30, 2010.  The obligation
      requires monthly payments of $18,750.                                         2,343,750

      Capitalized lease obligation at 7.5%
      interest beginning December 31, 1995
      through December 31, 2010.  The obligation
      requires monthly payments of $8,187.                                          1,072,497
                                                                                  -----------

                                                                                    6,509,623
         Less amount representing interest                                         (2,030,713)
                                                                                  -----------

      Present value of minimum lease payments                                       4,478,910
      Less current portion                                                           (287,064)
                                                                                  -----------

      Total                                                                       $ 4,191,846
                                                                                  ===========


         The present value of future minimum lease payments under the capital leases mature as follows:


                2000                      $  287,064
                2001                         309,350
                2002                         333,366
                2003                         359,245
                2004                         387,135
             Thereafter                    2,802,750
                                          ----------

                                          $4,478,910
                                          ==========

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


7.       LINE OF CREDIT

         The Company has a revolving line of credit with a bank that is available until January 1, 2004 in the amount of $1,000,000. No draw exists on this note at December 31, 1999.

8.       COMMON STOCK

         A summary of common stock follows:


                                                Dick                    Dick
                                            Broadcasting            Broadcasting
                                            Co., Inc. of            Co., Inc. of            Dick Radio
                                              Tennessee               Nashville            Alabama, Inc.             Combined
                                            ------------            ------------           -------------            ----------
         Total value                         $2,881,592                $100,000               $20,000               $3,001,592
                                             ==========                ========               =======               ==========


         Authorized shares                       80,000                   2,000                2,000
         Shares issued and outstanding           15,466                   1,000                2,000

         Common stock has no par value. One half of Dick Broadcasting Co., Inc. of Tennessee's stock authorized, issued and outstanding, is nonvoting.

9.       PENSION PLAN

         The Company has established a qualified contributory profit sharing plan which covers all full-time employees. On May 1, 1991 the Company amended the plan to allow 401(K) contributions. The contributions are at the discretion of the Board of Directors and were $126,111 for 1999.

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


10.      INCOME TAXES

         Effective January 1, 1997, the Company has elected under subchapter S regulations whereby all income is taxed to the shareholders with the exception of Dick Broadcasting Company, Inc. of Alabama which remained a C corporation

         The provision for income taxes for Dick Broadcasting, Inc. of Tennessee and its subsidiaries consists of the following:

                                                     DECEMBER 31
                                                         1999
                                                     -----------
         Current tax expense:
           Federal                                    $ 489,867
           State                                        112,637
                                                      ---------

         Total current                                  602,504
                                                      ---------

         Deferred tax expense (benefit):
           Federal                                      220,060
           State                                       (326,692)
                                                      ---------
         Total deferred                                (106,632)
                                                      ---------

         Net benefits of state operating carry
           forward (expires 2003 through 2012)          (47,546)
                                                      ---------

         Total provision for income taxes             $ 448,326
                                                      =========

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


10.      INCOME TAXES (CONTINUED)

         The components of the deferred tax assets and liabilities are as follows:


                                                   1999
                                                ----------
Deferred tax assets:
  Allowance for doubtful accounts               $   30,762
  Accrued shareholder bonuses                       10,163
  Deferred compensation                             97,263
  Net operating loss carryforwards
    - State                                        482,581
  Amortization of favorable lease                  111,818
  Accrued related party interest                    12,635
                                                ----------

    Total deferred tax assets                      745,222

Deferred tax liabilities:
  Excess (deficiency) of tax over book
    depreciation                                     6,278
  Accrued related party interest                     8,592
  Amortization of FCC licenses                   1,494,378
  Allowance for doubtful accounts                       --
  Deferred compensation                                 --
                                                ----------

    Total deferred tax liabilities               1,509,248
                                                ----------

    Net deferred tax asset (liability)          $ (764,026)
                                                ==========

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


11.      RELATED PARTY TRANSACTIONS

         In the ordinary course of conducting business, the Company has financial transactions with related parties. Balances or transaction amounts for such parties are presented in the numerous statements under the following captions:

                                                                          1999
                                                                       -----------
         BALANCE SHEET
         -------------
         Notes receivable:
           Stockholders                                                $20,763,109
           Related parties                                               4,461,247

         Interest receivable:
           Stockholder                                                      23,257
           Related parties                                                  44,923

         Notes payable:
           Stockholders                                                 16,186,748

         Interest payable:
           Stockholder                                                     210,580

         INCOME STATEMENT
         ----------------
         Interest income:
           Stockholders                                                  1,150,167
           Related parties                                                 277,893

         Interest expense:
           Stockholders                                                    855,931

         Reduction of lease obligations and related interest:
             Related parties                                           $   613,248

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES
                  DICK BROADCASTING COMPANY, INC. OF NASHVILLE
                            DICK RADIO ALABAMA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

12.      CONCENTRATION OF CREDIT RISK

         Cash

         The company maintains its cash in several banking institutions. The amount on deposit with the institutions exceeds the $100,000 federally insured limit.

         The carrying amount and bank balance are categorized as follows:

                                      Carrying             Bank
                                       Amount             Balance
                                      --------          ----------
              Amount insured
                by FDIC               $429,400          $  442,442

              Uninsured                370,796           1,941,216

              Petty cash                 1,900                  --
                                      --------          ----------

                Total                 $802,096          $2,383,658
                                      ========          ==========

         Accounts & Notes Receivable

         There are significant related party notes receivable and payable. The Company's ability to collect the outstanding notes is dependent on distributions of income to the stockholders. See note 11.

13.      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 1999, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.

14.      SUBSEQUENT EVENT

         On May 9, 2000 the Company signed an asset purchase agreement with The Citadel Communications Corporation to sell Dick Broadcasting of Tennessee Inc., Dick Broadcasting of Nashville Inc., Dick Broadcasting of Alabama Inc. and Dick Radio of Alabama Inc. The projected sale date is October 1, 2000.

15.      UNREVIEWED PRO FORMA BALANCE SHEET AND SCHEDULE OF INCOME FROM
         OPERATIONS

         The Asset Purchase Agreement (described in Note 16) specifically excludes: (1) all cash, cash equivalents, or similar type investments,
         (2) accounts receivable, (3) assets not used in connection with the operations of the stations, (4) any and all claims with respect to transactions occurring or arising prior to the closing date, including, without limitation, notes receivable, intercompany debt, debts or other obligations due from stockholders and claims for refund of taxes for periods prior to the closing date, and (5) the assets of Dick Broadcasting Company, Inc. of North Carolina. Income and expense specifically related to the lease management arrangement with WOKI in Knoxville have been excluded from the Schedule of Income from Operations.


                                                                            DECEMBER 31, 1999
                                               ---------------------------------------------------------------------------
                                                                           EXCLUDED ASSETS AND
                                                                               LIABILITIES
                                                                    --------------------------------
                                                 COMBINED                                                       PRO FORMA
                                                 BALANCE              NORTH                                      ASSETS
                                                  SHEET              CAROLINA              OTHER               TO BE SOLD
                                               -----------          -----------          -----------           -----------
Assets:
   Current assets                              $10,272,659          $ 1,604,418          $ 7,712,031           $   956,210
   Other assets                                 26,887,666              238,617           26,353,172               295,877
   Property and equipment                       13,329,518            1,381,700                   --            11,947,818
   Intangible assets                            21,720,421            1,786,390                   --            19,934,031
   Other assets eliminated in
     Consolidation                                      --            8,089,061           (8,089,061)                   --
                                               -----------          -----------          -----------           -----------

     Total assets                              $72,210,264          $13,100,186          $25,976,142           $33,133,936
                                               ===========          ===========          ===========           ===========

Liabilities and stockholders' equity:
   Current liabilities                         $ 7,067,296          $   267,538          $ 6,799,758           $        --
   Long-term liabilities                        49,908,729              685,835           49,222,894                    --
   Other liabilities eliminated in
     Consolidation                                      --            5,817,880           (5,817,880)                   --
   Stockholders' equity                         15,234,239            6,328,933            8,905,306
                                               -----------          -----------          -----------           -----------
     Total Liabilities and
       stockholders' equity                    $72,210,264          $13,100,186          $59,110,078           $        --
                                               ===========          ===========          ===========           ===========

17. UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AND SCHEDULE OF INCOME FROM OPERATIONS (CONTINUED)



PRO FORMA SCHEDULE OF INCOME FROM OPERATIONS                                     YEAR ENDED DECEMBER 31, 1999
-----------------------------------------------------------           ------------------------------------------------------
                                                                       COMBINED                                  PRO FORMA
                                                                      INCOME FROM            EXCLUDED           INCOME FROM
                                                                       OPERATIONS           OPERATIONS           OPERATIONS
                                                                      -----------           ----------          -----------
   Revenue                                                            $45,782,219           $9,623,423          $36,158,796
   Direct expenses                                                      4,927,131              932,293            3,994,838
                                                                      -----------           ----------          -----------

   Gross profit                                                        40,855,088            8,691,130           32,163,958
                                                                      -----------           ----------          -----------

   Operating expenses                                                  23,934,163            5,612,375           18,321,788
   General and administrative expenses                                 12,548,841            2,466,003           10,082,838
                                                                      -----------           ----------          -----------

                                                                       36,483,004            8,078,378           28,404,626
                                                                      -----------           ----------          -----------

   Income from operations                                             $ 4,372,084           $  612,752          $ 3,759,332
                                                                      ===========           ==========          ===========

                        DICK BROADCASTING COMPANY, INC.
                         OF TENNESSEE AND SUBSIDIARIES


                       CONSOLIDATED FINANCIAL STATEMENTS
                                   UNAUDITED

                FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999

          DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                             JUNE 30, 2000 AND 1999

                                  (UNAUDITED)

                                                             2000                 1999
                                                          -----------          -----------
ASSETS
Current assets:
Cash                                                      $ 1,110,017          $ 1,967,455
Accounts and notes receivable:
    Trade, less allowance for doubtful accounts
      of $196,610                                           8,242,782            7,564,928
    Stockholders                                              124,864              108,916
    Related party                                             118,867              125,989
    Other                                                       1,849               31,848
Interest receivable:
    Stockholders                                              514,927              311,521
    Related party                                              59,230               33,637
    Other                                                      12,894                    0
Prepaid expenses                                              935,525              915,298
Deferred income tax                                            83,000               43,357
                                                          -----------          -----------

            Total current assets                           11,203,955           11,102,949
                                                          -----------          -----------

Cash value of life insurance, net policy loans
  Of $63,621                                                  613,344              563,599
Note receivable:
    Stockholder                                            20,663,245           19,339,770
    Related party                                           4,230,002            4,464,389
Deferred income tax                                           550,000              630,632
Investments                                                   429,540              555,309
Other assets                                                  109,692              122,846
                                                          -----------          -----------

                                                           26,595,823           25,676,545

Property and equipment                                     26,916,521           26,607,199
  Less accumulated depreciation and amortization           14,340,070           12,519,301
                                                          -----------          -----------

                                                           12,576,451           14,087,898
                                                          -----------          -----------

Intangible assets:
  Federal Communications Commission licenses               20,592,489           22,099,147
  Other                                                       345,505              434,249
                                                          -----------          -----------

                                                           20,937,994           22,533,396
                                                          -----------          -----------

    Total assets                                          $71,314,223          $73,400,788
                                                          ===========          ===========




                             See accompanying notes.

                                                         2000                 1999
                                                      -----------          -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt                $ 3,586,412          $ 3,581,016
  Current maturities of capitalized lease
     obligations                                          297,999              276,531
  Notes payable - stockholders                            595,756              471,004
  Interest payable - stockholders                         600,654              389,151
  Accounts payable                                        510,880              617,827
  Accrued expenses                                        883,388            1,023,182
  Income taxes payable                                    216,305               31,772
  Deferred income taxes                                    28,000                4,326
                                                      -----------          -----------


              Total current liabilities                 6,719,394            6,394,809
                                                      -----------          -----------






Long-term debt, less current maturities                27,220,433           30,306,845
Capitalized lease obligations, less current
  maturities                                            4,040,062            4,338,061
Notes payable - stockholders                           15,382,200           13,196,355
Deferred income taxes                                   1,221,000            1,424,535
Deferred compensation                                   1,583,707            1,592,963
                                                      -----------          -----------

                                                       49,447,402           50,858,759
                                                      -----------          -----------




Stockholders' equity:

  Common stock                                          3,184,694            3,184,694
  Retained earnings                                    11,962,733           12,962,526
                                                      -----------          -----------


              Total stockholders' equity               15,147,427           16,147,220
                                                      -----------          -----------



  Total liabilities and stockholders' equity          $71,314,223          $73,400,788
                                                      ===========          ===========






                             See accompanying notes.

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)

                    SIX MONTHS ENDED JUNE 30, 2000 AND 1999

                                  (UNAUDITED)


                                                                2000                  1999
                                                             -----------           -----------
Revenue:
  Sales                                                      $22,013,949           $21,490,598
  Other operating revenue                                        208,241               228,433
                                                             -----------           -----------

                                                              22,222,190            21,719,031
Direct expenses                                                2,443,023             2,328,296
                                                             -----------           -----------

                  Gross profit                                19,779,167            19,390,735
                                                             -----------           -----------

Operating expenses:
  Technical expenses                                             494,920               490,272
  Program and news expense                                     6,783,951             6,526,538
  Sales expense                                                5,065,806             4,794,033
  Rental and leasing expenses                                    131,518               363,841
                                                             -----------           -----------

                                                              12,476,195            12,174,684
General and administrative expenses                            5,512,119             6,926,682
                                                             -----------           -----------

                                                              17,988,314            19,101,366
                                                             -----------           -----------

                  Income from operations                       1,790,853               289,369
                                                             -----------           -----------

Other income (expense):
  Interest income                                                933,127               794,810
  Interest expense                                            (2,006,688)           (1,682,982)
  Rent income                                                    117,876               131,935
  Gain(loss)on sale of assets                                        146              (188,804)
  Loss from partnership                                          (74,617)              (13,671)
  Loss in joint venture                                          (57,153)             (214,461)
  Other income                                                       247                18,422
                                                             -----------           -----------

                                                              (1,087,062)           (1,154,751)
                                                             -----------           -----------

                  Income (loss) before income taxes              703,791              (865,382)
Income tax expense                                              (333,499)               34,208
                                                             -----------           -----------


                  Net income (loss)                          $   370,292           $  (831,174)
                                                             ===========           ===========







                             See accompanying notes.

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                    SIX MONTHS ENDED JUNE 30, 2000 AND 1999

                                  (UNAUDITED)


                                                                      COMMON STOCK
                                                                 ------------------------
                                                                                 STATED          RETAINED
                                                                  SHARES         VALUE           EARNINGS           TOTAL
                                                                 --------      ----------      ------------      -----------
Balance, December 31, 1999, as previously
  reported                                                         15,466      $2,881,592      $ 13,301,366      $16,182,958

Adjustments, retroactive to December 31, 1999,
  for merger with Dick Broadcasting Company,
  Inc. of Nashville and Dick Radio Alabama, Inc.                    5,180         303,102        (1,251,821)        (948,719)
                                                                 --------      ----------      ------------      -----------
Balance, December 31, 1999, as restated                            20,646       3,184,694        12,049,545       15,234,239

Net income                                                                                          370,292          370,292

Distribution to shareholders                                                                       (457,104)        (457,104)
                                                                 --------      ----------      ------------      -----------
Balance, June 30, 2000                                             20,646      $3,184,694      $ 11,962,733      $15,147,427
                                                                 ========      ==========      ============      ===========

Balance, December 31, 1998, or previously reported                 15,466      $2,881,592      $ 15,910,063      $18,791,655

Adjustments, retroactive to December 31, 1998,
for merger with Dick Broadcasting Company, Inc. of Nashville
and Dick Radio Alabama, Inc.                                        5,180         303,102        (1,251,821)        (948,719)
                                                                 --------      ----------      ------------      -----------
Balance, December 31, 1998, as restated                            20,646       3,184,694       (14,658,242)      17,842,936

Net Loss                                                                                           (831,174)        (831,174)

Distribution to shareholders                                                                       (864,542)        (864,542)
                                                                 --------      ----------      ------------      -----------
Balance, June 30, 1999                                             20,646      $3,184,694      $ 12,962,526      $16,147,220
                                                                 ========      ==========      ============      ===========



                             See accompanying notes.

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    SIX MONTHS ENDED JUNE 30, 2000 AND 1999

                                  (UNAUDITED)


                                                                                 2000                  1999
                                                                              ----------           -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    NET INCOME                                                                $  370,292           $  (831,174)
    Adjustments to reconcile net income to net
      cash provided (used) by operating activities:
           Depreciation and amortization                                       1,665,114             1,821,650
           Net loss from investments                                             104,770               228,132
           (Gain) on disposal of fixed assets                                       (146)              188,804
           Deferred income taxes                                                (148,026)             (163,332)
           Deferred compensation                                                 (37,335)               27,665
    Changes in assets and liabilities (Increase) decrease in assets:
           Trade receivables                                                    (284,088)            1,504,932
           Other receivables                                                     125,896                94,701
           Interest receivable                                                  (518,871)             (324,881)
           Prepaid expenses                                                       89,883               238,616
           Other assets                                                          (48,722)               32,913
    Increase (decrease) in liabilities:
           Accounts payable                                                      (93,966)              302,173
           Interest payable                                                     (105,850)              215,447
           Accrued expenses                                                     (109,000)              (83,011)
           Income tax payable                                                    187,972               (43,615)
                                                                              ----------           -----------

           Net cash provided by operating activities
                                                                               1,197,923             3,209,020
                                                                              ==========           ===========


CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                        (293,361)           (1,238,224)
    Proceeds from sale of assets                                                   3,887                62,293
    Increase in cash surrender value of life                                          --
       insurance                                                                       0               (49,749)
                                                                              ----------           -----------

              Net cash used by investing activities                             (289,474)           (1,225,680)
                                                                              ==========           ===========

CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of stockholder notes receivable                                     (25,000)                    0
    Related party notes repaid                                                   112,378                     0
    Proceeds from restated party notes receivable                                      0                69,133
    Proceeds from stockholders notes receivable                                        0               377,176
    Principal repayments of capitalized
        lease obligations                                                       (140,849)             (130,703)
    Principal repayments on long-term debt                                       (41,161)             (538,591)
    Repayment of stockholder notes payable                                       (48,792)             (106,531)
    Distributions paid to shareholders                                          (457,104)             (864,542)
                                                                              ----------           -----------

              Net cash used by financing activities                             (600,528)           (1,194,058)
                                                                              ==========           ===========



                             See accompanying notes.

                                                                                 2000                1999
                                                                              ----------          ----------
Net increase in cash                                                             307,921             789,282
Cash at beginning of year                                                        802,096           1,178,173
                                                                              ----------          ----------

         Cash at end of year                                                  $1,110,017          $1,967,455
                                                                              ==========          ==========

Supplemental disclosure of cash flow information: Cash payments for:
         Interest                                                             $2,099,645          $1,784,018
                                                                              ==========          ==========

         Income taxes                                                         $  116,000          $  176,259
                                                                              ==========          ==========

NONCASH INVESTING AND FINANCING ACTIVITIES:
During 2000, the Company sold a parcel of land by exchanging title to the land for a stockholder note payable in the amount of $160,000.

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization and Nature of Operations

         Dick Broadcasting Company's operations are primarily related to radio broadcasting in Tennessee, North Carolina, and Alabama. The Company has two wholly-owned subsidiaries: Dick Broadcasting Company, Inc. of North Carolina and Dick Broadcasting Company, Inc. of Alabama.

         Effective May 1, 2000, Dick Broadcasting Company, Inc. of Tennessee merged with Dick Broadcasting Company, Inc. of Nashville and Dick Radio Alabama, Inc., with Dick Broadcasting Company, Inc. of Tennessee being the surviving company. The historical costs of the separate companies assets and liabilities were combined in the merger. The Company has reported its operations for the six months ended June 30, 2000 and the six months ended June 30, 1999 as if the merger occurred as of December 31, 1999.

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, after elimination of all intercompany accounts and transactions.

         Intangible Assets

         Federal Communications Commission (FCC) licenses are being amortized over a range of fifteen (15) to forty (40) years using the straight-line method. Other intangible assets are amortized over the life of the underlying agreement using the straight-line method.

         Trade-Out Transactions

         The Company enters into agreements in which advertising time is traded for various products or services. Trade-out transactions are valued at the normal advertising rates in effect. The company records both an asset and liability at the time of the transaction. Income and expense are recognized when advertisements are aired or when goods and services are received.

         Income Taxes

         Deferred income taxes have been provided under the liability method. Deferred tax assets and liabilities are determined based upon the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities, as measured by the current enacted tax rates. Deferred tax expense is the result of changes in the deferred tax asset and liability.

          DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Income Taxes (continued)

         Dick Broadcasting Company, Inc. of Tennessee and subsidiaries (with the exception of Dick Broadcasting Company, Inc. of Alabama), Dick Broadcasting Company, Inc. of Nashville, and Dick Radio Alabama, Inc. have elected to be taxed under the provisions of subchapter "S" of the Internal Revenue Code and comparable state regulations. Under these provisions, the corporations do not pay federal income taxes on their taxable income (nor are they allowed a net operating loss carryback or carryover). Instead, the stockholders report their proportionate share of each companies' taxable income (loss) and tax credits on their personal income tax returns.

         The company has committed to distribute dividends to the shareholders at least sufficient to reimburse them for income taxes incurred as a result of the subchapter "S" election.

         Deferred Compensation Plan

         The Company previously had a deferred compensation plan. Under this plan an annual provision, based on pro rata shares of the net increase in stockholders' investment, was allocated to certain officers of the Company. Beginning January 1, 1998, there are to be no additional accruals of payment obligations under the old plan. Interest of 7% per annum will be credited on certain deferred balances accumulated prior to January 1, 1998, by the Company. This interest will either be paid out within 90 days of the end of each fiscal year or added to the deferred balance and compounded annually at the option of each officer. In the event of termination of the officer's employment, the deferred balance, together with any interest earned but not previously paid out, is to be paid to the officer, in a lump sum within 90 days. If the termination is not due to death or disability, the Company may elect to pay the deferred obligation in monthly installments of principal and interest over a period not to exceed three years.

         Related Companies

         Arthur Dick Construction Company, a related corporation with a common shareholder, has operations in North Carolina.

         Eagle Syndication, a related limited liability company with common management, has operations in North Carolina.

         Dick Family Realty I and II, related limited liability companies with common directors, have operations in Tennessee, Alabama and North Carolina.

          DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Property and Equipment

         Property and equipment are stated at cost. Depreciation is computed using the straight-line and declining balance methods. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

         Cash Equivalents

         For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

         Advertising Costs

         The Company expenses advertising costs as incurred.


2.       NOTES RECEIVABLE

         Stockholders:

         Notes receivable from stockholders consisted of the following at June 30, 2000 and June 30, 1999:

                                                                                            2000                    1999
                                                                                         -----------             -----------
         Unsecured promissory notes receivable (4) bearing a variable interest rate equivalent to a local lending institution. Annual repayment terms
         correspond to like amounts required by revolving credit commitment.             $12,382,200             $13,196,355

         7% promissory notes (4) requiring forty quarterly payments commencing
         3/1/97. All outstanding principal and accrued interest shall be due and
         payable on 1/1/07. Secured by stock pledge agreement.                             4,330,697               4,652,363

            DICK BROADCASTING COMPANY, INC. OF TENNESSEE SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.       NOTES RECEIVABLE - (CONTINUED)

                                                                                                       2000                1999
                                                                                                    -----------         -----------
                    Unsecured variable rate demand notes receivable (4). Interest rate based on prime plus .25%. Interest only due annually. Principal is
                    due on demand.                                                                    1,198,456           1,199,302

                    Unsecured  variable  rate demand  notes  receivable (8).
                    Interest  due quarterly.                                                          2,460,142                   0

                    Variable rate promissory note with interest due annually. Principal is due on March 31, 2001. Secured by deed of trust.
                                                                                                        291,750             291,750

                    Loans to stockholders                                                               124,864             108,916
                                                                                                    -----------         -----------

                                                                                                    $20,788,109         $19,448,686
                                                                                                    ===========         ===========

                    Current                                                                         $   124,864             108,916
                    Long-term                                                                        20,663,245          19,339,770
                                                                                                    -----------         -----------

                                                                                                    $20,788,109         $19,448,686
                                                                                                    ===========         ===========

                  Other related parties:
                  ----------------------

                  Notes receivable from other related parties consisted of the following at June 30, 2000 and 1999:

              Unsecured variable rate demand note receivable. Interest due quarterly.               $    92,744         $    12,173

                        Unsecured  variable  rate  demand  note  requiring  forty  quarterly
                        payments. Interest due quarterly.                                             2,536,509           2,744,348

                        Variable rate promissory note requiring twenty-seven quarterly payments commencing 12/1/97. Secured by aircraft.
                                                                                                        583,462             663,939

                        Unsecured  variable  rate  demand  note  receivable.  Interest  rate based on prime plus .25%.  Interest  due  quarterly.  Principal  is
                        due on demand.                                                                1,017,287           1,043,929

                        Loans to related parties. Interest rate based on prime rate.                    118,867             125,989
                                                                                                    -----------         -----------

                                                                                                    $ 4,348,869         $ 4,590,378
                                                                                                    ===========         ===========

                        Current                                                                     $   118,867         $   125,989
                        Long-term                                                                     4,230,002           4,464,389
                                                                                                    -----------         -----------

                                                                                                    $ 4,348,869         $ 4,590,378
                                                                                                    ===========         ===========

          DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


3.       INVESTMENTS

         Investments held by the Company as of June 30, 2000 and 1999 consist of a 50% interest in one partnership and a joint venture. The Company's investments are accounted for on the equity method.

                                                                                              2000             1999
                                                                                           ---------        ---------
                    DBC of North Carolina/Ellison Company                                  $ 190,816        $ 138,224
                    DBC of Nashville/Capitol Sports                                          238,724          444,084
                                                                                           ---------        ---------

                                                                                           $ 429,540        $ 582,308
                                                                                           =========        =========

         A summary of the changes in the recorded amount of each investment for the six months ended June 30, 2000 and 1999 follows:

                  DBC OF NORTH CAROLINA/ELLISON COMPANY

                                                                                              2000             1999
                                                                                           ---------        ---------
                  Contributions                                                            $ 265,433          430,756
                  Pro rata share of net loss                                                 (74,617)         (13,671)
                                                                                           ---------        ---------

                  Carrying value of investment                                             $ 190,816          417,085
                                                                                           ---------        ---------

                  Assets                                                                   $ 407,037        $ 670,300
                                                                                           ---------        ---------

                  Liabilities                                                              $  25,403           31,640
                  Partners' capital                                                          381,634          638,660
                                                                                           ---------        ---------

                                                                                           $ 407,037        $ 670,300
                                                                                           ---------        ---------

                  Net loss                                                                 $(149,234)       $ (27,343)
                                                                                           =========        =========


                  DBC OF NASHVILLE/CAPITOL SPORTS                                             2000             1999
                                                                                           ---------        ---------
                  Contributions                                                            $ 295,877        $ 352,685
                  Pro rata share of net income (loss)                                        (57,153)        (214,461)
                                                                                           ---------        ---------

                  Carrying value of investment                                             $ 238,724        $ 138,224
                                                                                           ---------        ---------

                  Assets                                                                   $ 629,097        $ 280,278
                                                                                           ---------        ---------

                  Liabilities                                                              $ 151,650        $   3,830
                  Partners' capital                                                          477,447          276,448
                                                                                           ---------        ---------

                                                                                           $ 629,097        $ 280,278
                                                                                           ---------        ---------

                  Net loss                                                                 $(114,307)       $(428,922)
                                                                                           =========        =========

          DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

4.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following at June 30, 2000 and 1999:

                                                                               ESTIMATED
                                            2000              1999            USEFUL LIVES
                                         -----------       -----------       --------------
         Land                            $ 2,420,872       $ 2,580,872
         Buildings                         4,689,100         4,609,603       5 - 31.5 years
         Equipment and fixtures           13,661,749        13,336,191       3 - 15   years
         Transportation equipment            597,582           533,315       4 - 10   years
         Capital lease - buildings         5,547,218         5,547,218           15   years
                                         -----------       -----------

                                         $26,916,521       $26,607,199
                                         ===========       ===========

         For the six months ending June 30, 2000 and 1999, the provision for depreciation amounted to $882,687 and $823,768, respectively, and the amortization provision for capital leases amounted $184,908 and $184,906,respectively.

5.       DEBT

                                                                                 2000              1999
                                                                              -----------       -----------
          Revolving credit commitment with local lending institution with predetermined maximum annual outstanding balances. The loan bears a variable interest rate of Libor plus 1.0%
          Commitment is required to e paid in annual installments
          through 1/1/2004. The loan is secured by the Company's closely
          held stock and all company assets.                                   $30,000,000       $33,000,000

          Installment note requiring a quarterly payment of $34,377
          beginning March 1, 1998.  the note bears a 6.5% interest
          rate.  The loan is secured by a letter of credit.                       806,845           887,861
                                                                              -----------       -----------

                                                                               30,806,845        33,887,861
          Less current portion                                                  3,586,412         3,581,016
                                                                              -----------       -----------

                                                                              $27,220,433       $30,306,845
                                                                              ===========       ===========

         Maturities of long-term debt in each of the next five years are as follows:

                                      June 30,
                                      --------
                                         2001            $ 3,586,412
                                         2002              3,592,167
                                         2003              3,598,306
                                         2004             19,604,853
                                         2005                111,836
                                      Thereafter             313,271
                                                         -----------

                                                         $30,806,845
                                                         ===========

          DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


5.       DEBT - (CONTINUED)

         Notes payable - stockholders:


                                                                                             2000                1999
                                                                                          -----------        -----------
            Promissory notes payable (4) bearing variable interests rate equivalent
            to a local lending institution.                                               $12,382,200        $13,196,355

            Promissory notes payable (5) bearing variable interests rate equivalent
            to a local lending institution.                                                 3,595,756            471,004
                                                                                          -----------        -----------

                                                                                           15,977,956         13,667,359
            Less current portion                                                              595,756            471,004
                                                                                          -----------        -----------

                                                                                          $15,382,200        $13,196,355
                                                                                          ===========        ===========


6.       CAPITAL LEASE OBLIGATIONS

         Long term leases for operations have been contracted with related parties. Those leases have been capitalized as follows:

                                                                                             2000               1999
                                                                                          -----------        -----------
            Capitalized lease obligation at 7.5% interest beginning September 1,
            1995 through August 31, 2010. The obligation requires monthly payments
            of $24,167.                                                                   $ 2,948,374        $ 3,238,378

            Capitalized lease obligation at 7.5% interest beginning June 28, 1995 through June 30, 2010. The obligation requires monthly payments of
            $18,750.                                                                        2,231,250          2,456,250

            Capitalized lease obligation at 7.5% interest beginning December 31,
            1995 through December 31, 2010. The obligation requires monthly
            payments of $8,187.                                                             1,023,375          1,121,619
                                                                                          -----------        -----------

                                                                                            6,202,999          6,816,247
            Less amount representing interest                                              (1,864,938)        (2,201,655)
                                                                                          -----------        -----------

         Present value of minimum lease payments                                            4,338,061          4,614,592
         Less current portion                                                                (276,531)          (276,531)
                                                                                          -----------        -----------

         Total                                                                            $ 4,040,062        $ 4,338,061
                                                                                          ===========        ===========

          DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


6.       CAPITAL LEASE OBLIGATIONS (CONTINUED)

         At June 30, 2000, the present value of future minimum lease payments under the capital leases mature as follows:

              June 30,
              --------
                2001                      $  297,999
                2002                         321,133
                2003                         346,063
                2004                         372,930
                2005                         401,881
             Thereafter                    2,598,055
                                          ----------

                                          $4,338,061
                                          ==========

7.       LINE OF CREDIT

         The Company has a revolving line of credit with a bank that is available until January 1, 2004 in the amount of $1,000,000. No draw exists on this note at June 30, 2000.

8.       COMMON STOCK

         Details of the Company's common stock follow:

         Total value                                               $3,184,694


         Authorized shares, no par value                               80,000
         Shares issued and outstanding                                 20,646

9.       PENSION PLAN

         The Company has established a qualified contributory profit sharing plan which covers all full-time employees. On May 1, 1991, the Company amended the plan to allow 401(K) contributions. The contributions are at the discretion of the Board of Directors and are made at the end of the year.

10.      INCOME TAXES

         Effective January 1, 1997, the Company has elected under subchapter S regulations whereby all income is taxed to the shareholders with the exception of Dick Broadcasting Company, Inc. of Alabama which remained a C corporation

         The provision for income taxes for Dick Broadcasting, Inc. of Tennessee and its subsidiaries consists of the following:

          DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


10.      INCOME TAXES - (CONTINUED)

                                                                                  2000               1999
                                                                                ----------        ----------
         Current tax expense (benefit):
           Federal                                                              $  339,158        $   57,677
           State                                                                   142,368            71,447
                                                                                ----------        ----------

         Total current                                                             481,526           129,124
                                                                                ----------        ----------

         Deferred tax expense (benefit):
           Federal                                                                (186,748)          (33,318)
           State                                                                    66,302           (35,140)
                                                                                ----------        ----------

         Total deferred                                                           (120,446)          (68,458)
                                                                                ----------        ----------

         Net benefits of state operating carry
           forward (expires 2003 through 2012)                                     (27,581)          (94,874)
                                                                                ----------        ----------

         Total provision for income taxes(benefit)                              $  333,499        $  (34,208)
                                                                                ==========        ==========

         The components of the deferred tax assets and liabilities are as follows:

                                                                                  2000               1999
                                                                                ----------        ----------
         Deferred tax assets:
           Allowance for doubtful accounts                                      $   68,000        $   32,279
           Deferred compensation                                                    95,000           105,741
           Net operating loss carryforwards
             - State                                                               455,000           524,891
           Accrued related party interest                                           15,000            11,078
                                                                                ----------        ----------

             Total deferred tax assets                                             633,000           673,989
                                                                                ----------        ----------

         Deferred tax liabilities:
           Excess (deficiency) of tax over book
             Depreciation                                                           18,000             6,112
           Accrued related party interest                                           28,000             4,326
           Amortization of FCC licenses and favorable leases                     1,203,000         1,418,423
                                                                                ----------        ----------

             Total deferred tax liabilities                                      1,249,000         1,428,861
                                                                                ----------        ----------

             Net deferred tax asset (liability)                                 $ (616,000)       $ (754,872)
                                                                                ==========        ==========

11.      RELATED PARTY TRANSACTIONS

         In the ordinary course of conducting business, the Company has financial transactions with related parties. Balances or transaction amounts for such parties are included in the numerous statements under the following captions:

          DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


11.  RELATED PARTY TRANSACTIONS - (CONTINUED)

                                                            2000              1999
                                                         -----------       -----------
      BALANCE SHEET
      -------------
      Notes receivable:
        Stockholders                                     $20,788,109       $19,448,686
        Related parties                                    4,348,869         4,590,378

      Interest receivable:
        Stockholder                                          514,927           311,521
        Related parties                                       59,230            33,637

      Notes payable:
        Stockholders                                      15,977,956        13,667,359

      Interest payable:
        Stockholder                                          600,654           389,151

      INCOME STATEMENT
      ----------------
      Interest income:
        Stockholders                                         575,083
        Related parties                                       23,967

      Interest expense:
        Stockholders                                         427,965

      BALANCE SHEET AND INCOME STATEMENT
      ----------------------------------
      Reduction of capital lease obligations and
        related interest:                                    306,624           306,624
        Related parties

12.      CONCENTRATION OF CREDIT RISK

         At June 30, 2000, cash deposits in excess of federally insured limits approximate $293,920.

         The Company extends credit to customers in the normal course of business in the amount of its trade accounts receivable amounting to $8,622,519 at June 30, 2000.

         There are significant related party notes receivable and payable. The Company's ability to collect the outstanding notes is dependent on distributions of income to the stockholders (see note 11).

13.      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at June 30, 2000 and 1999, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.

          DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


14.      ASSET PURCHASE AGREEMENT

         On May 9, 2000 the Company signed an asset purchase agreement with The Citadel Communications Corporation to sell Dick Broadcasting of Tennessee Inc., Dick Broadcasting of Nashville Inc., Dick Broadcasting of Alabama Inc. and Dick Radio of Alabama Inc. for approximately $300,000,000, subject to adjustments provided in the agreement. The sale date was September 30, 2000.


15.      UNREVIEWED PRO FORMA BALANCE SHEET AND SCHEDULE OF INCOME FROM
         OPERATIONS

         The Asset Purchase Agreement (described in Note 14) specifically excludes: (1) all cash, cash equivalents, or similar type investments,
         (2) accounts receivable, (3) assets not used in connection with the operations of the stations, (4) any and all claims with respect to transactions occurring or arising prior to the closing date, including, without limitation, notes receivable, intercompany debt, debts or other obligations due from stockholders and claims for refund of taxes for periods prior to the closing date, and (5) the assets of Dick Broadcasting Company, Inc. of North Carolina. Income and expense specifically related to the lease management arrangement with WOKI in Knoxville have been excluded from the Schedule of Income from Operations.

          DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

15. UNREVIEWED PRO FORMA BALANCE SHEET AND SCHEDULE OF INCOME FROM OPERATIONS - (CONTINUED)

      PRO FORMA BALANCE SHEET
      -----------------------
                                                                                 JUNE 30, 2000
                                                       -------------------------------------------------------------------
                                                                               EXCLUDED ASSETS AND
                                                                                  LIABILITIES
                                                                          -----------------------------
                                                                                                                PRO FORMA
                                                       CONSOLIDATED         NORTH                                ASSETS
                                                       BALANCE SHEET       CAROLINA            OTHER           TO BE SOLD
                                                       -------------      ----------        -----------        -----------
         ASSETS
            CURRENT ASSETS
            CASH                                        $ 1,110,017       $  270,905        $   839,112        $        --
            ACCOUNTS/NOTES RECEIVABLES:
                TRADE LESS ALLOWANCE                      8,242,782        1,465,493          6,777,289                 --
                STOCKHOLDERS                                124,864          124,864                 --                 --
                RELATED PARTY                               118,867          108,497             10,370                 --
                OTHER                                         1,849            1,849                 --                 --
            INTEREST RECEIVABLE:
                STOCKHOLDERS                                514,927               --            514,927                 --
                RELATED PARTY                                59,230               --             59,230                 --
                OTHER                                        12,894               --             12,894                 --
            PREPAID EXPENSES                                935,525           62,178                 --            873,347
            DEFERRED INCOME TAX                              83,000               --             83,000                 --
                                                        -----------       ----------        -----------        -----------
                TOTAL CURRENT ASSETS                     11,203,955        2,033,786          8,296,822            873,347


            CASH VALUE OF LIFE INSURANCE
                NET LOANS                                   613,344               --            613,344                 --
            NOTE RECEIVABLE:                                     --
                STOCKHOLDER                              20,663,245               --         20,663,245                 --
                RELATED PARTY                             4,230,002               --          4,230,002                 --
            DEFERRED INCOME TAX                             550,000               --            550,000                 --
            INVESTMENTS                                     429,540          190,817                 --            238,723
            OTHER ASSETS                                    109,692              184            109,508                 --
            PROPERTY AND EQUIPMENT LESS
                ACCUMULATED DEPRECIATION                 12,576,451        1,340,045                 --         11,236,406
            INTANGIBLE ASSETS                            20,937,994        1,745,242                 --         19,192,752
            OTHER ASSETS ELIMINATED IN
                CONSOLIDATION                                    --        3,385,966         (3,385,966)                --
                                                        -----------       ----------        -----------        -----------

                TOTAL ASSETS                            $71,314,223       $8,696,040        $31,076,955        $31,541,228
                                                        ===========       ==========        ===========        ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY
             CURRENT LIABILITIES
             CURRENT MATURITIES OF LONG-TERM DEBT       $ 3,586,412       $       --        $ 3,586,412        $        --
             CURRENT MATURITIES OF CAPITAL LEASE
                 OBLIGATIONS                                297,999           46,672            251,327                 --
             NOTES PAYABLE- STOCKHOLDERS                    595,756               --            595,756                 --
             INTEREST PAYABLE- STOCKHOLDERS                 600,654               --            600,654                 --
             ACCOUNTANTS PAYABLE                            510,880          150,792            360,088                 --
             ACCRUED EXPENSES                               883,388          113,593            769,795                 --
             INCOME TAXES PAYABLE                           216,305          (27,725)           244,030                 --
              DEFERRED INCOME TAXES                          28,000               --             28,000                 --
                                                        -----------       ----------        -----------        -----------
                  TOTAL CURRENT LIABILITIES               6,719,394          283,332          6,436,062                 --

             LONG-TERM  DEBT, LESS CURRENT
                  MATURITIES                             27,220,433               --         27,220,433                 --
             CAPITALIZED LEASE OBLIGATIONS, LESS
                  CURRENT MATURITIES                      4,040,062          662,063          3,377,999                 --
             NOTES PAYABLE - STOCKHOLDERS                15,382,200               --         15,382,200                 --
             DEFERRED INCOME TAXES                        1,221,000               --          1,221,000                 --
             DEFERRED COMPENSATION                        1,583,707               --          1,583,707                 --
             OTHER LIABILITIES ELIMINATED IN
                  CONSOLIDATION                                  --        1,049,677         (1,049,677)                --
                                                        -----------       ----------        -----------        -----------

                   TOTAL LIABILITIES                     56,166,796        1,995,072         54,171,724                 --

             STOCKHOLDERS' EQUITY                        15,147,427        6,700,968          8,446,459                 --
                                                        -----------       ----------        -----------        -----------

                   TOTAL LIABILITIES AND
                      STOCKHOLDERS' EQUITY              $71,314,223       $8,696,040        $62,618,183        $        --
                                                        ===========       ==========        ===========        ===========

          DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

15. UNREVIEWED PRO FORMA BALANCE SHEET AND SCHEDULE OF INCOME FROM OPERATIONS - (CONTINUED)

            PRO FORMA BALANCE SHEET
                                                                                      JUNE 30, 1999
                                                           --------------------------------------------------------------------
                                                                                   EXCLUDED ASSETS AND
                                                                                       LIABILITIES
                                                                              ------------------------------
                                                                                                                    PRO FORMA
                                                           CONSOLIDATED         NORTH                                 ASSETS
                                                           BALANCE SHEET       CAROLINA             OTHER           TO BE SOLD
                                                           -------------      -----------        -----------        -----------
             ASSETS
                CURRENT ASSETS
                CASH                                        $ 1,967,455       $   355,090        $ 1,612,365        $        --
                ACCOUNTS/NOTES RECEIVABLES:
                    TRADE LESS ALLOWANCE                      7,564,928         1,385,712          6,179,216                 --
                    STOCKHOLDERS                                108,916           108,916                 --                 --
                    RELATED PARTY                               125,989           115,619             10,370                 --
                    OTHER                                        31,848            16,044             15,804                 --
                INTEREST RECEIVABLE:
                    STOCKHOLDERS                                311,521                --            311,521                 --
                    RELATED PARTY                                33,637                --             33,637                 --
                    OTHER                                            --                --                 --                 --
                PREPAID EXPENSES                                915,298            46,612                 --            868,686
                DEFERRED INCOME TAX                              43,357                --             43,357                 --
                                                            -----------       -----------        -----------        -----------
                    TOTAL CURRENT ASSETS                     11,102,949         2,027,993          8,206,270            868,686

                CASH VALUE OF LIFE INSURANCE
                    NET LOANS                                   563,599                --            563,599                 --
                NOTE RECEIVABLE:                                     --
                    STOCKHOLDER                              19,339,770                --         19,339,770                 --
                    RELATED PARTY                             4,464,389                --          4,464,389                 --
                DEFERRED INCOME TAX                             630,632                --            630,632                 --
                INVESTMENTS                                     555,309           417,085                 --            138,224
                OTHER ASSETS                                    122,846               184            122,662                 --
                PROPERTY AND EQUIPMENT LESS
                    ACCUMULATED DEPRECIATION                 14,087,898         1,455,311                 --         12,632,587
                INTANGIBLE ASSETS                            22,099,147         1,827,538                 --         20,271,609
                OTHER ASSETS ELIMINATED IN
                    CONSOLIDATION                               434,249         7,171,441         (6,737,192)                --
                                                            -----------       -----------        -----------        -----------

                    TOTAL ASSETS                            $73,400,788       $12,899,552        $25,590,130        $33,911,106
                                                            ===========       ===========        ===========        ===========

             LIABILITIES AND STOCKHOLDERS' EQUITY
                 CURRENT LIABILITIES
                 CURRENT MATURITIES OF LONG-TERM DEBT       $ 3,581,016       $        --        $ 3,581,016        $        --
                 CURRENT MATURITIES OF CAPITAL LEASE
                     OBLIGATIONS                                276,531            43,309            233,222                 --
                 NOTES PAYABLE- STOCKHOLDERS                    471,004                --            471,004                 --
                 INTEREST PAYABLE- STOCKHOLDERS                 389,151                --            389,151                 --
                 ACCOUNTANTS PAYABLE                            617,827            97,185            520,642                 --
                 ACCRUED EXPENSES                             1,023,182           127,996            865,186                 --
                 INCOME TAXES PAYABLE                            31,772           (29,099)            60,871                 --
                  DEFERRED INCOME TAXES                           4,326                --              4,326                 --
                                                            -----------       -----------        -----------        -----------
                      TOTAL CURRENT LIABILITIES               6,394,809           239,391          6,155,418                 --

                 LONG-TERM  DEBT, LESS CURRENT
                      MATURITIES                             30,306,845                --         30,306,845                 --
                 CAPITALIZED LEASE OBLIGATIONS, LESS
                      CURRENT MATURITIES                      4,338,061           708,735          3,629,326                 --
                 NOTES PAYABLE - STOCKHOLDERS                13,196,355                --         13,196,355                 --
                 DEFERRED INCOME TAXES                        1,424,535                --          1,424,535                 --
                 DEFERRED COMPENSATION                        1,592,963                --          1,592,963                 --
                 OTHER LIABILITIES ELIMINATED IN
                      CONSOLIDATION                                  --         6,003,651         (6,003,651)                --
                                                            -----------       -----------        -----------        -----------

                       TOTAL LIABILITIES                     57,253,568         6,951,777         50,301,791                 --

                 STOCKHOLDERS' EQUITY                        16,147,220         5,947,776         10,199,444                 --
                                                            -----------       -----------        -----------        -----------

                       TOTAL LIABILITIES AND
                          STOCKHOLDERS' EQUITY              $73,400,788       $12,899,553        $60,501,235        $        --
                                                            ===========       ===========        ===========        ===========

          DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

15. UNREVIEWED PRO FORMA BALANCE SHEET AND SCHEDULE OF INCOME FROM OPERATIONS - (CONTINUED)

PRO FORMA SCHEDULE OF INCOME FROM OPERATIONS
--------------------------------------------
                                                                   JUNE 30, 2000
                                                  -----------------------------------------------
                                                  Consolidated                         Pro Forma
                                                     Income           Excluded          Income
                                                    Statement        Operations        Statement
                                                  ------------       ----------       -----------
         REVENUE:
             SALES                                 $22,013,949      $ 4,421,070       $17,592,879
             OTHER OPERATING REVENUE                   208,241           90,247           117,994
                                                   -----------      -----------       -----------

                                                    22,222,190        4,511,317        17,710,873
         DIRECT EXPENSES                             2,443,023          434,466         2,008,557
                                                   -----------      -----------       -----------

         GROSS PROFIT                               19,779,167        4,076,851        15,702,316
                                                   -----------      -----------       -----------

         OPERATING EXPENSES                         12,476,195        2,740,603         9,735,592
         GENERAL AND ADMINISTRATIVE EXPENSES         5,512,119        1,258,724         4,253,395
                                                   -----------      -----------       -----------

                                                    17,988,314        3,999,327        13,988,987
                                                   -----------      -----------       -----------

         INCOME FROM OPERATIONS                    $ 1,790,853      $    77,524       $ 1,713,329
                                                   ===========      ===========       ===========

         DICK BROADCASTING COMPANY, INC. OF TENNESSEE AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

15. UNREVIEWED PRO FORMA BALANCE SHEET AND SCHEDULE OF INCOME FROM OPERATIONS - (CONTINUED)

PRO FORMA SCHEDULE OF INCOME FROM OPERATIONS
--------------------------------------------
                                                       FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                                  ------------------------------------------------
                                                  Consolidated                         Pro Forma
                                                     Income           Excluded          Income
                                                    Statement        Operations        Statement
                                                  ------------       ----------       -----------
         REVENUE:
             SALES                                 $21,490,598       $4,734,626       $16,755,972
             OTHER OPERATING REVENUE                   228,433          105,986           122,447
                                                   -----------       ----------       -----------

                                                    21,719,031        4,840,612        16,878,419
         DIRECT EXPENSES                             2,328,296          476,583         1,851,713
                                                   -----------       ----------       -----------

         GROSS PROFIT                               19,390,735        4,364,029        15,026,706
                                                   -----------       ----------       -----------

         OPERATING EXPENSES                         12,174,684        2,858,641         9,316,043
         GENERAL AND ADMINISTRATIVE EXPENSES         6,926,682        1,201,250         5,725,432
                                                   -----------       ----------       -----------

                                                    19,101,366        4,059,891        15,041,475
                                                   -----------       ----------       -----------

         INCOME(LOSS) FROM OPERATIONS              $   289,369       $  304,138       $   (14,769)
                                                   ===========       ==========       ===========

                       CITADEL COMMUNICATIONS CORPORATION
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma condensed consolidated financial statements reflect the results of operations and balance sheet of Citadel Communications Corporation after giving effect to the following completed transactions (collectively, the "Completed Transactions"):

o the February 9, 1999 acquisition of WKQZ-FM, WYLZ-FM, WILZ-FM, WIOG-FM, WGER-FM and WSGW-AM in Saginaw/Bay City/Midland, Michigan for the purchase price of approximately $35.0 million (the "Saginaw/Bay City Acquisition"),

o the February 17, 1999 acquisition of WHYL-FM and WHYL-AM in Harrisburg/Lebanon/Carlisle, Pennsylvania for the purchase price of approximately $4.5 million (the "Carlisle Acquisition"),

o the March 17, 1999 acquisition of Citywide Communications, Inc., which owned KQXL-FM, WEMX-FM, WCAC-FM, WXOK-AM and WIBR-AM serving the Baton Rouge, Louisiana market and KFXZ-FM, KNEK-FM, KRRQ-FM and KNEK-AM serving the Lafayette, Louisiana market for the purchase price of approximately $31.5 million (the "Baton Rouge/Lafayette Acquisition"),

o the April 30, 1999 acquisition of KSPZ-FM serving the Colorado Springs, Colorado market in exchange for KKLI-FM in Colorado Springs, the April 30, 1999 acquisition of KVOR-AM and KTWK-AM serving the Colorado Springs, Colorado market and KEYF-FM and KEYF-AM serving the Spokane, Washington market for the purchase price of approximately $10.0 million and the April 30, 1999 termination of a joint sales agreement under which Citadel Communications operated certain other radio stations in Colorado Springs and Spokane (collectively, the "Capstar Transactions"),

o the June 30, 1999 acquisition of WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM in Charleston, South Carolina, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM in Binghamton, New York, WMDH-FM and WMDH-AM in Muncie, Indiana and WWKI-FM in Kokomo, Indiana for the purchase price of approximately $77.0 million (the "Charleston/Binghamton/ Muncie/Kokomo Acquisition"),

o the August 31, 1999 acquisition of Fuller-Jeffrey Broadcasting Companies, Inc. which owned WOKQ-FM, WPKQ-FM, WXBB-FM and WXBP-FM serving the Portsmouth/Dover/Rochester, New Hampshire market and WBLM-FM, WCYI-FM, WCYY-FM, WHOM-FM, WJBQ-FM and WCLZ-FM serving the Portland, Maine market for the purchase price of approximately $65.3 million, which amount includes the repayment of certain indebtedness of Fuller-Jeffrey Broadcasting and approximately $1.8 million in consulting and noncompetition payments payable over a seven-year period (the "Portsmouth/Dover/ Rochester/Portland Acquisition"),

o the November 1, 1999 acquisition of KOOJ-FM in Baton Rouge, Louisiana for the purchase price of approximately $9.5 million (the "KOOJ Acquisition"),

o the December 23, 1999 acquisition of Caribou Communications Co., which owned KATT-FM, KYIS-FM, KCYI-FM, KNTL-FM and WWLS-AM in Oklahoma City, Oklahoma, for a purchase price of approximately $60.0 million, which amount includes the repayment of certain indebtedness of Caribou Communications (the "Oklahoma City Acquisition"),

o the February 10, 2000 acquisition of WXLO-FM in Worcester, Massachusetts for the purchase price of approximately $21.0 million (the "WXLO Acquisition"),

o the March 31, 2000 acquisition of KSMB-FM, KDYS-AM, KVOL-FM and KVOL-AM in Lafayette, Louisiana for the purchase price of approximately $8.5 million (the "Lafayette Acquisition"),

o the April 7, 2000 acquisition of WORC-FM in Worcester, Massachusetts for the purchase price of approximately $3.5 million (the "WORC Acquisition"),

o the (A) April 15, 2000 acquisition of WGRF-FM, WEDG-FM, WHTT-FM, WMNY-AM and WHLD-AM in Buffalo/Niagara Falls, New York, WAQX-FM, WLTI-FM, WNSS-AM, and WNTQ-FM in Syracuse, New York, WIII-FM and WKRT-AM in Ithaca, New York, WMME-FM, WEZW-AM, WEBB-FM and WTVL-AM in Augusta/Waterville, Maine, WBPW-FM, WOZI-FM and WQHR-FM in Presque Isle, Maine, WCRQ-FM in Dennysville/Calais, Maine, KMYY-FM, KYEA-FM, KZRZ-FM and KTJC-FM in Monroe, Louisiana, KDOK-FM, KTBB-AM, KEES-AM, KYZS-AM and KGLD-AM in Tyler/Longview, Texas, WFPG-AM, WFPG-FM and WPUR-FM in Atlantic City/Cape May, New Jersey, WFHN-FM and WBSM-AM in New Bedford/Fall River, Massachusetts, WQGN-FM, WSUB-AM and WVVE-FM in New London, Connecticut and the right to operate WKOE-FM in Atlantic City/Cape May under a program service and time brokerage agreement and the right to sell advertising in the United States for one FM radio Station in Niagara Falls, Ontario under a joint sales agreement for the aggregate purchase price of approximately $189.0 million, and (B) entry into a local marketing agreement dated June 1, 2000 pursuant to which a third party operates the five Tyler/Longview, Texas stations acquired and has an obligation to purchase such stations (the unaudited pro forma financial information does not give effect to any future sale of the stations pursuant to this agreement) (collectively, the "BPH Transactions"),

o the June 19, 2000 acquisition of WWFX-FM in Worcester, Massachusetts for the purchase price of approximately $12.8 million (the "WWFX Acquisition"),

o the June 28, 2000 acquisition of Bloomington Broadcasting Holdings, Inc., which owned WKLQ-FM, WBBL-AM, WLAV-FM and WODJ-FM, in Grand Rapids, Michigan, WTCB-FM, WOMG-FM, WLXC-FM and WISW-AM in Columbia, South Carolina, WSKZ-FM, WOGT-FM, WGOW-AM and WGOW-FM in Chattanooga, Tennessee, WQUT-FM, WKOS-FM, WJCW-AM, WKIN-AM and WGOC-AM in Johnson City/Kingsport/Bristol, Tennessee and WJBC-AM, WBNQ-FM and WBWN-FM in Bloomington, Illinois, for the aggregate purchase price of approximately $175.9 million, which amount includes repayment of indebtedness of Bloomington Broadcasting Holdings and a deferred obligation relating to a recent radio station purchase by Bloomington Broadcasting Holdings (the "Bloomington Acquisition"),

o the (A) August 1, 2000 acquisition of WMMQ-FM, WJIM-FM, WFMK-FM, WITL-FM, WVFN-AM and WJIM-AM in Lansing/East Lansing, Michigan, WHNN-FM and WTCF-FM in Saginaw/Bay City/Midland, Michigan and WFBE-FM in Flint, Michigan, and the right to operate WTRX-AM in Flint under a time brokerage agreement, as well as the right to acquire such station, for the aggregate purchase price of approximately $120.9 million in cash, and (B) the concurrent sale of WSGW-AM, WGER-FM and WTCF-FM in Saginaw/Bay City/Midland, Michigan for the sale price of approximately $16.1 million in cash (collectively, the "Michigan Transactions"),

o the October 2, 2000 acquisition of WKDF-FM and WGFX-FM in Nashville, Tennessee, WIVK-FM, WNOX-AM, WNOX-FM and WSMJ-FM in Knoxville, Tennessee, and WRAX-FM, WZRR-FM, WYSF-FM, WJOX-AM and WAPI-AM in Birmingham, Alabama for the aggregate purchase price of approximately $288.6 million in cash (the "Dick Acquisition"),

o the November 9, 1999 sale of KKTT-FM, KEHK-FM and KUGN-AM in Eugene, Oregon, KAKT-FM, KBOY-FM, KCMX-FM, KTMT-FM, KCMX-AM and KTMT-AM in Medford, Oregon, KEYW-FM, KORD-FM, KXRX-FM, KTHT-FM and KFLD-AM in Tri-Cities, Washington, KCTR-FM, KKBR-FM, KBBB-FM, KMHK-FM and KBUL-AM in Billings, Montana, WQKK-AM and WGLU-FM in Johnstown, Pennsylvania and WQWK-FM, WNCL-FM, WRSC-AM and WBLF-AM in State College, Pennsylvania for the sale price of approximately $26.0 million (the "Marathon Disposition"),

o the June 1999 public offering by Citadel Communications of shares of its common stock and the use of net proceeds from that offering (the "1999 Offering"),

o the August 1999 redemption of a portion of Citadel Broadcasting's outstanding 13-1/4% Exchangeable Preferred Stock (the "Preferred Redemption"), and

o the February 2000 public offering by Citadel Communications of shares of its common sock and the use of net proceeds from that offering (the "2000 Offering").

    The unaudited pro forma condensed consolidated financial statements are based on Citadel Communications' historical consolidated financial statements, the financial statements of those entities acquired, or from which assets were acquired, in connection with the Completed Transactions.

    In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The interest rate applied to borrowings under, and repayments of, Citadel Broadcasting's credit facility in the pro forma consolidated statements of operations was 7.8%, which represents the interest rate in effect under the then existing credit facility as of January 1, 1999. Pro forma financial information has been adjusted to reflect the following, when applicable:

o Prior to the acquisition dates, Citadel Communications operated some of the acquired stations under a joint sales agreement ("JSA") or local marketing agreement ("LMA"). Citadel Communications receives or pays fees for such services accordingly. Net revenue and station operating expenses for stations operated under JSAs are included to reflect ownership of the stations as of January 1, 1999. Net revenue and station operating expenses for stations operated under LMAs are included in Citadel

     Communications' historical consolidated financial statements. For those stations operated under JSAs and LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of the operations to reflect ownership of the stations as of January 1, 1999.

o Elimination of revenue and operating expenses from the entities acquired, or from which assets were acquired, in connection with the Completed Transactions, which would not have been incurred if the acquisition had occurred on January 1, 1999. The eliminated items were deemed redundant and therefore are not reflected as of January 1, 1999.

    Depreciation and amortization for the acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets. Actual depreciation and amortization may differ depending on the final allocation of the purchase price. However, management does not believe these differences will be material.

    For pro forma purposes, Citadel Communications' balance sheet as of June 30, 2000 has been adjusted to give effect to the Michigan Transactions and the Dick Acquisition as if each had occurred on June 30, 2000 (collectively, the "Recent 2000 Transactions").

    The unaudited pro forma information is presented for illustrative purposes only and does not indicate the operating results or financial position that would have occurred if the transactions described above had been completed on the dates indicated.

                       CITADEL COMMUNICATIONS CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2000
                             (DOLLARS IN THOUSANDS)



                                       ACTUAL             ADJUSTMENTS           PRO FORMA
                                       CITADEL          FOR RECENT 2000          CITADEL
                                   COMMUNICATIONS       TRANSACTIONS (1)      COMMUNICATIONS
                                   --------------       ----------------      --------------
ASSETS
   Cash and cash equivalents          $    6,610             $ (4,074)           $    2,536
   Accounts and notes
     receivable, net                      68,041                   --                68,041
   Prepaid expenses                        4,487                   --                 4,487
   Net assets of
     discontinued operations               2,350                   --                 2,350
                                      ----------             --------            ----------
       Total current assets               81,488               (4,074)               77,414

   Property and equipment,
     net                                  90,783               19,013               109,796
   Intangible assets, net                939,809              375,712             1,315,521
   Restricted cash                         2,000                   --                 2,000
   Other assets                            7,105                   --                 7,105
                                      ----------             --------            ----------

   TOTAL ASSETS                       $1,121,185             $390,651            $1,511,836
                                      ==========             ========            ==========

LIABILITIES AND
  SHAREHOLDERS' EQUITY
     Accounts payable and
       accrued liabilities            $   16,577             $     --            $   16,577
     Current maturities of
       other long-term
       obligations                           842                   --                   842
                                      ----------             --------            ----------
        Total current
          liabilities                     17,419                   --                17,419

     Notes payable, less
       current maturities                280,000              389,000               669,000
     Senior subordinated
       notes                             210,734                   --               210,734
     Other long-term
       obligations, less
       current maturities                  2,744                   --                 2,744
     Deferred tax liability               77,692                   --                77,692
     Exchangeable preferred
       stock                              89,818                   --                89,818
     Common stock and
       additional paid-in
       capital                           517,168                   --               517,168
     Deferred compensation               (20,681)                  --               (20,681)
     Accumulated deficit/
       retained earnings                 (53,709)               1,651               (52,058)
                                      ----------             --------            ----------
TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY               $1,121,185             $390,651            $1,511,836
                                      ==========             ========            ==========


(1) Represents the net effect of the Michigan Transactions and the Dick Acquisition, as if each transaction had taken place on June 30, 2000.

                       CITADEL COMMUNICATIONS CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
               OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2000
                             (DOLLARS IN THOUSANDS)

                                      ACTUAL             ADJUSTMENTS FOR         PRO FORMA
                                      CITADEL               COMPLETED             CITADEL
                                  COMMUNICATIONS         TRANSACTIONS(1)      COMMUNICATIONS
                                  --------------         ---------------      --------------
Net revenue                          $114,349               $ 51,545              $165,894
Station operating expenses             72,490                 36,076               108,566
Depreciation and
   amortization                        28,518                 24,460                52,978
Corporate general and
   administrative                       4,382                     --                 4,382
Non-cash deferred
   compensation                         6,455                     --                 6,455
                                     --------               --------              --------

Operating expenses                    111,845                 60,536               172,381

Operating income (loss)                 2,504                 (8,991)               (6,487)
Interest expense                       17,632                 23,809                41,441
Other (income) expense, net            (3,497)                    57                (3,440)
                                     ---------              --------              --------
Income (loss) from continuing
   operations before
   income taxes                       (11,631)               (32,857)              (44,488)
Income taxes (benefit)                 (1,307)                (1,062)               (2,369)
Net income (loss) from
   continuing operations              (10,324)               (31,795)              (42,119)
Net (loss) from discontinued
   operations, net of tax              (1,775)                    --                (1,775)
Net income (loss)                     (12,099)               (31,795)              (43,894)
Dividend requirement for
   exchangeable preferred
   stock                               (5,832)                    --                (5,832)
                                     ---------              --------              --------
Income (loss) applicable
   to common shares                  $(17,931)              $(31,795)             $(49,726)
                                     ========               ========              ========


(1) Represents the net effect of the Completed Transactions that were consummated after January 1, 2000 as if each transaction had taken place on January 1, 1999. Dollars in the tables below are shown in thousands.


                                     DICK            MICHIGAN          BLOOMINGTON         WWFX               BPH
                                  ACQUISITION      TRANSACTIONS        ACQUISITION      ACQUISITION      TRANSACTIONS
                                  -----------      ------------        -----------      -----------      ------------
Net revenue                         $ 15,703          $ 7,692            $14,692           $ 922           $11,362
Station operating expenses            12,359            4,024             10,094             457             8,310
Depreciation and
   amortization                        9,554            3,527              6,847             409             3,793
Corporate general and
   administrative                         --               --                 --              --                --
                                    --------          -------            -------           -----           -------
Operating expenses                    21,913            7,551             16,941             866            12,103
                                    --------          -------            -------           -----           -------
Operating income (loss)               (6,210)             141             (2,249)             56              (741)
Interest expense                      11,271            3,866              6,248             473             3,696
Other (income) expenses, net              57               --                 --              --                --
                                    --------          -------            -------           -----           -------
Income (loss) from continuing
   operations before income
   taxes                             (17,538)          (3,725)            (8,497)           (417)           (4,437)
Income taxes (benefit)                    --               --             (1,062)             --                --
                                    --------          -------            -------           -----           -------
Net income (loss) from
   continuing operations            $(17,538)         $(3,725)           $(7,435)          $(417)          $(4,437)
                                    ========          =======            =======           =====           =======

                                                     WORC AND        ADJUSTMENTS
                                     LAFAYETTE         WXLO            FOR THE         THE COMPLETED
                                    ACQUISITION     ACQUISITION     2000 OFFERING      TRANSACTIONS
                                    -----------     -----------     -------------      -------------
Net revenue                            $ 688           $ 486           $    --            $ 51,545
Station operating expenses               464             368                --              36,076
Depreciation and amortization            151             179                --              24,460
Corporate general and
  administrative                          --              --                --                  --
                                       -----           -----           -------            --------
Operating expenses                       615             547                --              60,536
                                       -----           -----           -------            --------
Operating income (loss)                   73             (61)               --              (8,991)
Interest expense                         166             178            (2,089)             23,809
Other (income) expenses, net              --              --                --                  57
                                       -----           -----           -------            --------
Income (loss) from continuing
  operations before income
  taxes                                  (93)           (239)            2,089             (32,857)
Income tax (benefit)                      --              --                --              (1,062)
                                       -----           -----           -------            --------
Net income (loss) from
  continuing operations                  (93)           (239)            2,089             (31,795)
                                       =====           =====           =======            ========

                       CITADEL COMMUNICATIONS CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)




                                    ACTUAL            ADJUSTMENTS FOR          PRO FORMA
                                    CITADEL              COMPLETED              CITADEL
                                COMMUNICATIONS        TRANSACTIONS(1)       COMMUNICATIONS
                                --------------        ---------------       --------------
Net revenue                        $ 178,495              $145,185             $323,680
Station operating expenses           115,312                95,143              210,455
Depreciation and
   amortization                       35,749                68,245              103,994
Corporate general and
   administrative                      7,010                  (131)               6,879
Non-cash deferred
   compensation                        1,727                    --                1,727
                                   ---------              --------             --------

Operating expenses                   159,798               163,257              323,055
                                   ---------              --------             --------
Operating income (loss)               18,697               (18,072)                 625
Interest expense                      25,385                45,746               71,131
Other (income) expense, net             (388)               (8,406)              (8,794)
                                   ---------              --------             --------
Income (loss) from
   continuing operations
   before income taxes                (6,300)              (55,412)             (61,712)
Income tax (benefit)                  (1,647)               (2,975)              (4,622)
Net income (loss) from
   continuing operations              (4,653)              (52,437)             (57,090)
Net (loss) from
   discontinued
   operations, net of tax             (4,275)                   --               (4,275)
Net income (loss)                     (8,928)              (52,437)             (61,365)
Dividend requirement for
   exchangeable preferred
   stock                             (14,103)                3,324              (10,779)
                                   ---------              --------             --------
Income (loss) applicable
   to common shares                $ (23,031)             $(49,113)            $(72,144)
                                   =========              ========             ========

(1) Represents the net effect of the Completed Transactions as if each transaction had taken place on January 1, 1999. Dollars in the tables below are shown in thousands.

                                  DICK             MICHIGAN         BLOOMINGTON          BPH
                               ACQUISITION       TRANSACTIONS       ACQUISITION      TRANSACTIONS
                               -----------       ------------       -----------      ------------
Net Revenue                    $ 31,205           $15,264            $ 28,304          $ 42,061
Station operating expenses       21,960             8,071              19,354            28,997
Depreciation and
  amortization                   19,107             7,054              13,695            13,006
Corporate general and
  administrative                     --                --                  --                --
                               --------           -------            --------          --------
Operating expenses               41,067            15,125              33,049            42,003
                               --------           -------            --------          --------

Operating income (loss)          (9,862)              139              (4,745)               58
Interest expense                 22,541             7,732              12,496            12,671
Other (income) expenses,
  net                             1,232                --                  --                --
                               --------           -------            --------          --------

Income (loss) from
  continuing operations
  before income taxes           (33,635)           (7,593)            (17,241)          (12,613)
Income tax (benefit)                 --                --              (2,125)               --
Net income (loss) from
  continuing operations         (33,635)           (7,593)            (15,116)          (12,613)
Net (loss) from
  discontinued operations,
  net of tax                         --                --                  --                --
Net income (loss)               (33,635)           (7,593)            (15,116)          (12,613)
Dividend requirement for
  exchangeable preferred
  stock                              --                --                  --                --
                               --------           -------            --------          --------
Income (loss) applicable
  to common shares              (33,635)           (7,593)            (15,116)          (12,613)
                               ========           =======            ========          ========

                                                   PORTSMOUTH/        CHARLESTON/
                                                      DOVER/          BINGHAMTON/
                                  OKLAHOMA          ROCHESTER/           MUNCIE/       BATON ROUGE/
                                    CITY             PORTLAND            KOKOMO         LAFAYETTE
                                 ACQUISITION       ACQUISITION        ACQUISITION      ACQUISITION
                                 -----------       -----------        -----------      -----------

Net Revenue                         $ 9,736           $10,642           $ 9,543           $1,371
Station operating expenses            6,402             6,021             6,711            1,275
Depreciation and
  amortization                        4,298             3,628             2,685              628
Corporate general and
  administrative                         --                --                --               --
                                    -------           -------           -------           ------
Operating expenses                   10,700             9,649             9,396            1,903
                                    -------           -------           -------           ------
Operating income (loss)                (964)              993               147             (532)
Interest expense                      4,282             2,994             2,343               --
Other (income) expenses, net             --                --                --               --
                                    -------           -------           -------           ------
Income (loss) from
  continuing operations
  before income taxes                (5,246)           (2,001)           (2,196)            (532)
Income tax (benefit)                     --              (724)               --             (126)
Net income (loss) from
  continuing operations              (5,246)           (1,277)           (2,196)            (406)
Net (loss) from
discontinued
  operations, net of tax                 --                --                --               --
Net income (loss)                    (5,246)           (1,277)           (2,196)            (406)
Dividend requirement for
  exchangeable preferred
  stock                                  --                --                --               --
                                    -------           -------           -------           ------
Income (loss) applicable
  to common shares                  $(5,246)           (1,277)          $(2,196)          $ (406)
                                    =======           =======           =======           ======

                                                          CARLISLE
                                                        ACQUISITION,
                                                           CAPSTAR
                                                        TRANSACTIONS,
                                                      KOOJ ACQUISITION
                                                      WXL0 ACQUISITION,         ADJUSTMENTS
                                                          LAFAYETTE               FOR THE
                                                        ACQUISITION,          1999 OFFERING,
                                                      WORC ACQUISITION,        THE PREFERRED
                                    SAGINAW/        WWFX ACQUISITION AND        REDEMPTION
                                    BAY CITY              MARATHON                AND THE            THE COMPLETED
                                   ACQUISITION           DISPOSITION           2000 OFFERING         TRANSACTIONS
                                   -----------           -----------           -------------         ------------
Net Revenue                          $ 526                $(3,467)               $     --              $145,185
Station operating
  expenses                             486                 (4,134)                     --                95,143
Depreciation and
  amortization                         202                  3,942                      --                68,245
Corporate general and
  administrative                        --                   (131)                     --                  (131)
                                     -----                -------                --------              --------
Operating expenses                     688                   (323)                     --               163,257
                                     -----                -------                --------              --------
Operating income (loss)               (162)                (3,144)                     --               (18,072)
Interest expense                        --                  2,395                 (21,708)               45,746
Other (income)
  expenses, net                         --                 (9,638)                     --                (8,406)
                                     -----                -------                --------              --------
Income (loss) from
  continuing
  operations before
  income taxes                        (162)                 4,099                  21,708               (55,412)
Income tax (benefit)                    --                     --                      --                (2,975)
Net income (loss)
  from continuing
  operations                          (162)                 4,099                  21,708               (52,437)
Net (loss) from
  discontinued
  operations, net
  of tax                                --                     --                      --                    --
Net income (loss)                     (162)                 4,099                  21,708               (52,437)
Dividend requirement
  for exchangeable
  preferred stock                       --                     --                   3,324                 3,324
                                     -----                -------                --------              --------
Income (loss)
  applicable to common
  shares                             $(162)                 4,099                $ 25,032               (49,113)
                                     =====                =======                ========              ========

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              CITADEL COMMUNICATIONS CORPORATION


    Date: October 17, 2000                    By: /s/ Lawrence R. Wilson
    ----------------------                    --------------------------
                                              Lawrence R. Wilson
                                              Chairman, Chief Executive Officer
                                              and President

                                  EXHIBIT INDEX

2.1 Asset Purchase Agreement effective as of April 30, 2000 among Dick Broadcasting Company, Inc. of Tennessee, Dick Broadcasting Company, Inc. of Alabama, Dick Broadcasting Company, Inc. of Nashville, Dick Radio Alabama, Inc., DFT Realty, DFT Realty II, LLC, James Allen Dick, Sr., James Allen Dick, Jr., Charles Arthur Dick, Emily Dick McAlister, Jeannette Dick Hundley and Citadel Broadcasting Company (incorporated by reference to Exhibit 2.1 to Citadel Communications Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
         2000).

2.2 First Amendment to Asset Purchase Agreement dated September 30, 2000 among Dick Broadcasting Company, Inc. of Tennessee, Dick Broadcasting Company, Inc. of Alabama, DFT Realty, DFT Realty II, LLC, James Allen Dick, Sr., James Allen Dick, Jr., Charles Arthur Dick, Emily Dick McAlister, Jeannette Dick Hundley and Citadel Broadcasting Company.

4.1 Second Amended and Restated Credit Agreement dated as of October 2, 2000 among Citadel Broadcasting Company, Citadel Communications Corporation, Credit Suisse First Boston, as Lead Arranger, Administrative Agent and Collateral Agent, FINOVA Capital Corporation, as Syndication Agent, First Union National Bank and Fleet National Bank, as Documentation Agents, and the lenders named therein.

23.1     Consent of Hines and Company, P.C.